 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-276954
PROSPECTUS SUPPLEMENT
To prospectus dated February 8, 2024
52,556 Shares
Healthpeak Properties, Inc.
Common Stock

This prospectus supplement is a supplement to the accompanying prospectus dated February 8, 2024 and relates to the possible issuance of up to 52,556 shares of our common stock, from time to time, to the holders of units representing non-managing membership interests in HCP DR California II, LLC, upon tender of those units in exchange for shares of our common stock that we may issue in connection with a redemption of the tendered units.
Registration of the issuance of shares of our common stock as provided in this prospectus supplement does not necessarily mean that any of the holders of units representing non-managing membership interests in HCP DR California II, LLC will exercise their redemption rights with respect to the units or that we will elect, in our sole discretion, to issue shares of our common stock to satisfy our redemption obligation instead of cash.
We will not receive any cash proceeds from the issuance of the shares of our common stock to the holders of units tendered for redemption, but we may acquire common units in Healthpeak OP, LLC, and Healthpeak OP, LLC will, in turn, acquire units representing non-managing membership interests in HCP DR California II, LLC if we elect to issue shares of our common stock to a holder of units upon redemption of its units.
Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol “PEAK.” On February 9, 2024, the last reported sales price for our common stock on the NYSE was $17.34 per share. Shares of our common stock are subject to ownership and transfer limitations that are intended to assist us in complying with the requirements to continue to qualify as a real estate investment trust, or REIT.
Investing in our common stock involves risks. See “Risk Factors” on page S-1 of this prospectus supplement and page 2 of the accompanying prospectus and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the risk factors relating to our business contained in documents we file with the Securities and Exchange Commission which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is February 12, 2024

You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus are not making an offer to sell or solicitation to buy these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may offer and sell common stock, preferred stock, depositary shares, debt securities or warrants, or any combination thereof, from time to time, in one or more offerings.
You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information” on page iii of the accompanying prospectus in making your investment decision.
Healthpeak Properties, Inc. is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and operates its business through its consolidated subsidiary, Healthpeak OP, LLC, a Maryland limited liability company. In this prospectus supplement, unless otherwise indicated or unless the context requires otherwise, references to “Healthpeak,” “our company,” “we,” “us” or “our” mean Healthpeak Properties, Inc., together with its consolidated subsidiaries, including Healthpeak OP, LLC, and references to the “operating company” mean Healthpeak OP, LLC. Unless otherwise indicated, currency amounts in this prospectus supplement are stated in U.S. dollars.

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RISK FACTORS
Before purchasing our common stock, you should carefully consider the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as updated by our subsequent filings under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in the accompanying prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a decrease in the value of our common stock and a partial or complete loss of your investment therein.
Risks Related to This Offering
The market price and trading volume of our common stock may be volatile.
The market price of our common stock has been, and in the future may be, highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. If the market price of our common stock declines significantly, you may be unable to resell your shares at a gain. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:
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actual or anticipated variations in our quarterly operating results or distributions;

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changes in market valuations of similar companies;

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adverse market reaction to any increased indebtedness we may incur in the future;

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issuance of additional equity securities;

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actions by institutional stockholders;

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speculation in the press or investment community; and

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general market and economic conditions.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future issuances of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.
We may raise additional capital through the issuance of debt or equity securities from time to time. Upon liquidation, holders of our debt securities and preferred stock, if applicable, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity issuances would the holdings of our existing stockholders or reduce the market price of our common stock, or both. Preferred stock could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk that any future offerings reduce the market price of our common stock and dilute the value of their stock holdings in us.
Risks Related to the Exchange of Units for Shares of Our Common Stock
The exchange of units representing non-managing membership interests in HCP DR California II, LLC for our common stock is a taxable transaction.
The exchange of units of HCP DR California II, LLC for shares of our common stock (which may occur following the tender of such units for redemption if we elect to satisfy the redemption obligation in shares of our common stock) will be treated for U.S. federal income tax purposes as a sale of the units by the holders of such units. A U.S. holder (as defined in “United States Federal Income Tax Considerations of an Exchange or Redemption of Units”) will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the fair market value of the shares of our common stock received in the exchange, plus the amount of the HCP DR California II, LLC liabilities allocable to the units being exchanged, less the holder’s adjusted tax basis in the units exchanged. The recognition of any loss is subject to a number of limitations set forth in the Internal Revenue Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. In addition, the ability of a holder of units to sell a substantial number of shares of our common stock in order to raise cash to pay tax liabilities associated with the exchange of units may be restricted and, as a result of stock price fluctuations, the price the holder receives for the shares of our common stock may not equal the value of the units at the time of the exchange.
An investment in our common stock is different from an investment in units representing non-managing membership interests in HCP DR California II, LLC.
If a unitholder exercises its right to redeem its units, the holder may receive cash or, at our election, shares of common stock in exchange for the units. If a unitholder tenders all of its units and receives cash, the holder will no longer have any interest in HCP DR California II, LLC or us, will not benefit from any subsequent increases in the share price of our common stock and will not receive any future distributions from HCP DR California II, LLC or us (unless the holder currently owns or acquires in the future additional shares of our common stock or additional units). If a unitholder receives shares of our common stock in exchange for its units, the holder will become one of our stockholders rather than a non-managing member in HCP DR California II, LLC. Although the nature of an investment in shares of our common stock is substantially equivalent economically to an investment in units representing non-managing membership interests in HCP DR California II, LLC, there are differences between ownership of the units and ownership of our common stock. These differences, some of which may be material to you, include:
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form of organization;

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management control;

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voting and consent rights;

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liquidity; and

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federal income tax considerations.

These differences are further described under “Comparison of HCP DR California II, LLC and Healthpeak.”

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of shares of common stock offered by this prospectus supplement; however, we may acquire common units in the operating company, and the operating company will, in turn, acquire units representing non-managing membership interests in HCP DR California II, LLC if we elect to issue shares of our common stock to a holder of units upon redemption of its units.

OPERATING AGREEMENT
The following summarizes the material provisions of the operating agreement, as amended and restated, of HCP DR California II, LLC. The summary is qualified in its entirety by reference to the operating agreement, as amended and restated, of HCP DR California II, LLC, which is filed as an exhibit to the Quarterly Report on Form 10-Q filed August 5, 2014. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms as set forth in the operating agreement. For purposes of this section entitled “Operating Agreement,” references to “we,” “us” and “our” refer only to Healthpeak OP, LLC and not to its subsidiaries or Healthpeak Properties, Inc.
Management
HCP DR California II, LLC is organized as a Delaware limited liability company under the Delaware Limited Liability Company Act and the terms of its operating agreement, the Amended and Restated Limited Liability Company Agreement of HCP DR California II, LLC, as the same has been amended to date. Healthpeak OP, LLC is the sole managing member of HCP DR California II, LLC. Generally, pursuant to the operating agreement, we have exclusive and complete responsibility and discretion in the management and control of HCP DR California II, LLC, including, subject to the restrictions discussed below, the ability to cause it to enter into major transactions such as acquisitions, dispositions, financings, and refinancings, and to manage and operate its properties. We may not be removed as the managing member of HCP DR California II, LLC, with or without cause, unless we consent to being removed. Non-managing members of HCP DR California II, LLC have no authority to transact business for HCP DR California II, LLC or participate in its management activities, except in limited circumstances described below and as required by any non-waivable provision of applicable law.
As the managing member, we may not take any action in contravention of the operating agreement, including:
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taking any action that would make it impossible to carry out the ordinary business of HCP DR California II, LLC, except as otherwise provided in the operating agreement;

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possessing or assigning any rights in specific property owned by HCP DR California II, LLC, other than for a HCP DR California II, LLC purpose, except as otherwise provided in the operating agreement;

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taking any action that would cause a non-managing member to be subject to liability as a managing member or any other liability, except as provided in the operating agreement or by law;

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entering into any agreement that would have the effect of restricting a member of HCP DR California II, LLC from exercising its right to redeem its units as provided in the operating agreement and discussed below under “Redemption Rights,” or the effect of restricting HCP DR California II, LLC or us from satisfying our obligations under the operating agreement to effect such redemption, unless such member gives its prior written consent to such action; or

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entering into any agreement that would have the effect of restricting HCP DR California II, LLC’s ability to make distributions to its members, without the written consent of each member affected by the restriction.

The consent of the holders of a majority of the outstanding non-managing member units is required before we will be permitted to take the following extraordinary actions involving HCP DR California II, LLC, subject to limited exceptions:
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the amendment, modification or termination of the operating agreement other than to reflect the permitted admission, substitution, termination or withdrawal of members or in connection with a permitted dissolution or termination of HCP DR California II, LLC;

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approving or acquiescing to the transfer of all or a portion of the membership interest held by us, other than a transfer to HCP DR California II, LLC;

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the admission of any additional or substitute members in HCP DR California II, LLC other than as provided in the operating agreement;

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making a general assignment for the benefit of HCP DR California II, LLC’s creditors, appointing or acquiescing to the appointment of a custodian for any part of the assets of HCP DR California II, LLC or instituting any proceeding for bankruptcy on behalf of HCP DR California II, LLC;

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acquiring any real properties, other than the real property located in Chino Hills, or the Chino Hills Property, that is currently owned by HCP DR California II, LLC or any real property acquired by HCP DR California II, LLC in connection with a tax-free disposition of the Chino Hills Property; or

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incurring any debt in violation of the operating agreement.

In addition to the above restrictions, we, as the managing member, may not amend the operating agreement or take actions without the consent of any non-managing member who would be adversely affected if such amendments or actions would, among other things:
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convert a non-managing member’s interest in HCP DR California II, LLC into a managing member interest;

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modify the limited liability of a non-managing member;

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alter the rights of a member to receive distributions or the allocation of income and loss to a member;

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materially alter the right of a member to redeem its non-managing member units or receive certain make-whole payments described below; or

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alter the restrictions on our ability to withdraw from, or transfer our interests in, HCP DR California II, LLC.

As managing member, we may, however, amend the operating agreement without non-managing member consent:
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to reflect the issuance of additional membership interests in exchange for capital contributions of cash or property, or the admission, substitution, termination or withdrawal of members or the redemption or other reduction in the number of units outstanding as permitted by the operating agreement;

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to reflect inconsequential changes that do not adversely affect the non-managing members, cure ambiguities and make other changes not inconsistent with law or the provisions of the operating agreement;

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to satisfy any requirements, conditions or guidelines contained in any governmental order or required by law;

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to reflect changes that are reasonably necessary for Healthpeak Properties, Inc., its or our affiliates or other members to maintain their status as a REIT;

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to modify the manner in which capital accounts are computed; or

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to add to the obligations of the managing member or to surrender any right or power granted to the managing member for the benefit of the non-managing members.

Tax Protection Period
Until the earlier of (a) June 1, 2024 or (b) such time as 80% of the units issued to the initial non-managing members of HCP DR California II, LLC have been disposed of, in taxable transactions (the “Tax Protection Period”), HCP DR California II, LLC will be required to pay to the non-managing members a make-whole payment in an amount equal to the aggregate federal, state and local income taxes incurred by the non-managing member as a result of the event, if we do any of the following, subject to limited exceptions, without the prior consent of the holders of a majority of the non-managing member units held by non-managing members:
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cause or permit HCP DR California II, LLC to merge with another entity (other than a subsidiary of HCP DR California II, LLC), sell all or substantially all of its assets (other than to a subsidiary of

HCP DR California II, LLC), reclassify its outstanding equity interests, or otherwise dissolve or terminate its existence;
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sell HCP DR California II, LLC’s real property;

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fail to keep in place certain specified loans made by us to HCP DR California II, LLC, which have been guaranteed by the initial non-managing members of HCP DR California II, LLC, unless such debt is replaced or refinanced with replacement indebtedness in accordance with the operating agreement; or

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fail to provide the opportunity to each initial non-managing member of HCP DR California II, LLC to guarantee certain specified loans made by us to HCP DR California II, LLC, or if such debt is replaced or refinanced, to guarantee that replacement indebtedness;

In the event that HCP DR California II, LLC fails to pay a required make-whole payment, then we shall make the make-whole payment.
Transferability of Interests
The operating agreement provides that a non-managing member may transfer its units only after first offering those units to us and otherwise obtaining our consent, except that a non-managing member may, without obtaining our consent, pledge its units as security for the repayment of debt and transfer such units to the lender upon the foreclosure of such debt if such transfer would not otherwise violate the terms of the operating agreement. A non-managing member may also, without our consent, transfer its units to a partner or member in such non-managing member, as a distribution or in liquidation of that partner’s or member’s interest in such non-managing member, to a family member of such non-managing member, a trust all of the beneficiaries of which are such non-managing member and family members of such non-managing member, a corporation, general or limited partnership or limited liability company all of the owners of which are such non-managing member and family members of such non-managing member or to an organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Internal Revenue Code, in each case, so long as the transfer would not otherwise violate the terms of the operating agreement. The operating agreement further imposes the following restrictions on the transfer of the non-managing member units:
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the person to whom any units are transferred must assume all of the obligations of the transferor under the operating agreement;

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other than in the case of a redemption, we will have the right to receive an opinion of counsel that the proposed transfer may be effected without registration under the Securities Act of 1933, as amended, the Securities Act, and will not otherwise violate any federal or state securities laws or regulations;

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we may prohibit any transfer otherwise permitted under the operating agreement if, in the opinion of legal counsel to HCP DR California II, LLC, such transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any applicable federal or state securities laws or regulations;

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no transfer may be made to any person without our consent if such transfer could result in HCP DR California II, LLC being treated as an association taxable as a corporation, adversely affect our ability to maintain our status as a REIT or subject us to additional taxes under Sections 857 or 4981 of the Internal Revenue Code;

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no transfer may be made if such transfer could be treated as having been effectuated through an “established securities market” or a “secondary market (or substantial equivalent thereof),” within the meaning of Section 7704 of the Internal Revenue Code;

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no transfer may be made to a lender of HCP DR California II, LLC or any person related to such a lender whose loan constitutes “nonrecourse liability” within the meaning of the Internal Revenue Code, without our consent as managing member;

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transfers, other than a redemption, may be made only as of the first day of a calendar quarter, unless we otherwise consent; and

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no transfer may be made (1) to any person or entity who lacks the legal right, power or capacity to own a membership interest; (2) in violation of applicable law; (3) if such transfer would, in the opinion of legal counsel to us or HCP DR California II, LLC, cause an increased tax liability to any other member or assignee as a result of the termination of HCP DR California II, LLC; (4) if such transfer would cause HCP DR California II, LLC to become a reporting company under the Exchange Act; or (5) if such transfer would cause HCP DR California II, LLC to lose certain material tax benefits or become subject to certain regulations not currently applicable to it.

The admission of a transferee of non-managing membership units as a non-managing member of HCP DR California II, LLC is subject to our consent as managing member and the transferee’s acceptance of the terms and conditions of HCP DR California II, LLC’s operating agreement.
Capital Contributions
The operating agreement provides that if HCP DR California II, LLC requires additional funds for its operation, we may fund those investments by making a capital contribution to HCP DR California II, LLC. Non-managing members are not required to make any additional capital contributions.
If we fund a capital contribution, we have the right to receive additional managing member units. In the event we receive additional managing member units in return for additional capital contributions, our membership interest in HCP DR California II, LLC will be increased. Non-managing members of HCP DR California II, LLC do not have the right to make additional capital contributions to HCP DR California II, LLC unless permitted to do so by us in our discretion. Accordingly, the membership interests of non-managing members in HCP DR California II, LLC will be diluted to the extent we receive an additional membership interest.
Partnership Representative
Pursuant to the operating agreement, the managing member is the partnership representative with respect to HCP DR California II, LLC. The partnership representative has the sole authority to act on behalf of HCP DR California II, LLC in connection with and make all relevant decisions regarding the application of the partnership audit rules set forth in the Internal Revenue Code.
Operations
The sole purposes of HCP DR California II, LLC are to acquire, own, manage, operate, repair, renovate, maintain, improve, expand, redevelop, encumber, sell, lease, hold for appreciation or otherwise dispose of the real properties contributed to it, and any other properties acquired by it or subsidiaries of it engaged in the foregoing, and to invest and ultimately distribute funds obtained from owning, operating or disposing of such properties. The operating agreement provides, however, that we, as managing member, may operate HCP DR California II, LLC in a manner that will enable us to satisfy the requirements for being classified as a REIT and avoid any federal income tax liability, among other things. Under the operating agreement, HCP DR California II, LLC assumes and pays when due, or reimburses us for payment of, all costs and expenses that we incur for the benefit of or relating to its operation.
Distributions
Holders of non-managing member units are entitled to receive cumulative preferential distributions from the date of issuance of those non-managing member units, payable on a quarterly basis. The right of holders of non-managing member units to receive cumulative preferential distributions means that, unless and until each of those quarterly distributions are paid in full, HCP DR California II, LLC cannot make any distributions to us. These preferred distributions are an amount per unit equal to the amount payable as a dividend with respect to each share of Healthpeak Properties, Inc.’s common stock for the corresponding quarter (subject to adjustment in the event Healthpeak Properties, Inc. pays a dividend or distribution on its common stock in shares of its common stock, splits or subdivides its common stock or effects a reverse stock split or other combination of its common stock into a smaller number of shares). Following the payment of the preferred distribution to holders of the non-managing member units, HCP DR California II, LLC is required to distribute the remaining cash available for distribution to us until all distributions of cash, including prior distributions, have been made to the members of HCP DR California II, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding. Thereafter, the remaining cash available for distribution may in our sole discretion be distributed to the unitholders in proportion to their Sharing Percentages. The “Sharing Percentage” of a holder of non-managing member units is determined by multiplying 1% by a fraction, the numerator of which is the number of non-managing member units then outstanding and the denominator of which is the number of non-managing member units issued to all non-managing members, and multiplying the result by a fraction, the numerator of which is the number of non-managing member units held by such unitholder, and the denominator of which is the total number of non-managing member units then outstanding. Our “Sharing Percentage,” as the managing member of HCP DR California II, LLC, is equal to 100% minus the aggregate Sharing Percentage of the holders of all non-managing member units.
In the event of a taxable disposition of some of HCP DR California II, LLC’s real property, we may elect to distribute all or a portion of the net proceeds of the taxable disposition to the unitholders. In this event, we must distribute these proceeds as follows:
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first, to the holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them;

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second, to us until all distributions of cash, including prior distributions, have been made to the members of HCP DR California II, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding;

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third, to the holders of managing member units and non-managing member units in proportion to the number of managing member units and non-managing member units held by them in redemption of those units, as discussed below, until all non-managing member units have been redeemed; and

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finally, the remaining balance to us.

The distribution of the net proceeds from the taxable disposition of real property will constitute a return of capital to the unitholders of HCP DR California II, LLC. As such, we will cause HCP DR California II, LLC to reduce the number of units outstanding at the time of such distributions by causing non-managing member units to be redeemed.
Upon the refinancing of a property or the incurrence of additional debt, the repayment of which is secured by a property owned by HCP DR California II, LLC, we may elect to distribute all or a portion of the refinancing or other debt proceeds to the unitholders. In this event, we must distribute such proceeds:
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first, to the holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them;

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second, to us until all distributions of cash, including prior distributions, have been made to the members of HCP DR California II, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding; and

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finally, the remaining balance to the unitholders in proportion to their Sharing Percentages.

Allocation of Income and Loss
The operating net income and net loss of HCP DR California II, LLC is generally allocated as follows:
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operating net loss for any fiscal year is allocated to the unitholders in accordance with their Sharing Percentages; and

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operating net income for any fiscal year is allocated as follows:

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first, to each unitholder to the extent necessary to offset any operating net loss previously allocated to such unitholder;

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second, to each unitholder in an amount that will cause the current allocation, together with all previous allocations of operating net income and net income resulting from the disposition of real property, to be in proportion to and to the extent of the cumulative distributions received by such unitholder for the current and all prior fiscal years; and

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finally, to the unitholders in proportion to their Sharing Percentages.

In the event HCP DR California II, LLC sells or otherwise disposes of any of its real properties, however, the net income or net loss attributable to such sale or disposition is generally allocated as follows:
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net loss attributable to the sale or other disposition of real property is allocated to the holders of units in proportion to their Sharing Percentages; and

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net income attributable to the sale or other disposition of real property is allocated as follows:

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first, to each unitholder to the extent necessary to offset any net loss previously allocated to such unitholder upon the sale or other disposition of a property;

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second, to each unitholder in an amount that will cause the current allocation, together with all previous allocations of operating net income and net income resulting from the disposition of real property, to be in proportion to and to the extent of the cumulative distributions received by such unitholder for the current and all prior fiscal years; and

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finally, to the unitholders in proportion to their Sharing Percentages.

In the event HCP DR California II, LLC liquidates or if no units are held by non-managing members, the net income or net loss for that year and any subsequent years is generally allocated as follows:
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first, to holders of non-managing member units in such amounts as will cause their capital account per unit to be, to the greatest extent possible, equal to the sum of: (a) the holder’s preferred return shortfall per unit (if any), (b) the value of one share of Healthpeak Properties, Inc. stock (subject to specified adjustments), and (c) their pro rata share of a 1% (subject to adjustment) sharing amount; and

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thereafter, to us.

Each of the allocation provisions described above is subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and related Treasury Regulations.
Term
The operating agreement provides that HCP DR California II, LLC will continue until dissolved by us in accordance with the provisions of the operating agreement or as otherwise provided by law. HCP DR California II, LLC also will dissolve upon:
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our withdrawal as the managing member (other than in an event of bankruptcy) unless the non-managing members holding a majority of the non-managing member units then outstanding agree in writing within 90 days to continue the business of HCP DR California II, LLC and to the appointment of a substitute managing member;

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our election to dissolve the company in accordance with the provisions of the operating agreement;

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the sale of all or substantially all of its assets and properties;

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a decree of judicial dissolution;

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our dissolution, bankruptcy or other incapacity, unless within 90 days the non-managing members holding a majority of the outstanding non-managing member units agree in writing to continue the business of HCP DR California II, LLC and to the appointment of a substitute managing member; or

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all of the non-managing member units (other than those held by the managing member) have been redeemed for cash or exchanged for shares of Healthpeak Properties, Inc.’s common stock.

Indemnification
The operating agreement provides that, to the fullest extent permitted by law, HCP DR California II, LLC will indemnify us, the non-managing members and the non-managing members’ representative as designated in the operating agreement, our directors, our and HCP DR California II, LLC’s officers and employees and those other persons and entities that we may designate, unless:
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the act taken by an indemnitee that was material to the matter giving rise to the proceeding was in bad faith or was the result of active and deliberate dishonesty;

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an indemnitee received an improper personal benefit; or

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in the case of any criminal proceeding, an indemnitee had reasonable cause to believe the act was unlawful.

HCP DR California II, LLC is obligated to reimburse the reasonable expenses incurred by an indemnitee in advance of the final disposition of the proceeding if such indemnitee provides HCP DR California II, LLC with an affirmation of its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking to repay the amount of the reimbursed expenses if it is determined that such standard was not met. No member of HCP DR California, LLC, including us, is obligated to make capital contributions to enable HCP DR California, LLC to fund these indemnification obligations.
The operating agreement generally provides that neither we nor any of our directors or officers will be liable to HCP DR California II, LLC or any non-managing member for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if we acted in good faith. In addition, we are not responsible for any misconduct or negligence on the part of our officers, directors or other agents, provided we have appointed such agents in good faith. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon their opinion as to matters which we reasonably believe to be within their professional or expert competence will be conclusively presumed to have been done or omitted in good faith and in accordance with their opinion.
Redemption Rights
Commencing on June 1, 2015, each holder of non-managing member units has the right to cause HCP DR California II, LLC to redeem all or any portion of its units for cash. If a non-managing member makes such an election, in lieu of having HCP DR California II, LLC exchange the tendered units, we may, at our option, elect to redeem such units for cash or exchange them for shares of Healthpeak Properties, Inc.’s common stock. In the event we elect to issue shares of Healthpeak Properties, Inc.’s common stock in satisfaction of such redemption, we will acquire such tendered units and will issue an equal number of common units to Healthpeak Properties, Inc.
Upon a redemption, the tendering holder will receive for each non-managing member unit, at our election, either (a) an amount of cash equal to the market value of one share of Healthpeak Properties, Inc.’s common stock (multiplied by an adjustment factor), plus the per unit amount of any shortfall in the preferred distributions, or (b) a number of shares of Healthpeak Properties, Inc.’s common stock equal to such cash amount divided by the market value of one share of Healthpeak Properties, Inc. As of the date of this prospectus supplement, the adjustment factor is 1.1493 due to Healthpeak Properties, Inc.’s spin-off of Quality Care Properties, Inc. on October 31, 2016; the adjustment factor may be adjusted from time to time to account for the economic effect of (i) the payment of any dividends or other distributions on Healthpeak Properties, Inc.’s common stock in shares of common stock, any split or subdivision in Healthpeak Properties, Inc.’s outstanding common stock, and any reverse stock split or other combination of Healthpeak Properties, Inc.’s outstanding common stock into a smaller number of shares, (ii) the distribution of rights, options or warrants to all holders of Healthpeak Properties, Inc.’s common stock to subscribe or purchase securities or rights convertible into, exchangeable for or exercisable for Healthpeak Properties, Inc.’s common stock at a price per share less than market value on the record date for such distribution, or (iii) the payment of any dividends or other distributions to all holders of Healthpeak Properties, Inc.’s common stock of evidences of our indebtedness or assets (including securities, but excluding any dividend or distribution referred to in in clause (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by us pursuant to a pro rata distribution by HCP DR California II, LLC. For this purpose, the market value of our shares will be deemed to be the average of the closing price of Healthpeak Properties, Inc.’s common stock for the 20 trading days ending on the second trading day immediately prior to the date (or if not a business day, the business day preceding such date) on which we receive a notice of redemption with respect to the tendered units. Non-managing member units that are acquired by us pursuant to the exercise of a non-managing member’s redemption rights will be held by us as non-managing member units, with the same rights and preferences of non-managing member units held by non-managing members of HCP DR California II, LLC.
Our acquisition of non-managing member units, whether they are acquired in exchange for shares of Healthpeak Properties, Inc.’s common stock or cash, will be treated as a sale of the non-managing member units to us for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations of an Exchange or Redemption of Units.”
A tendering holder effecting a redemption of all or a portion of the holder’s units must deliver to HCP DR California, II, Inc. a notice of redemption as required by the operating agreement. In general, a tendering holder has the right to receive cash or, at our election, shares of Healthpeak Properties, Inc.’s common stock, which are generally payable no later than the twentieth calendar day following our receipt of the notice of redemption (or, if such day is not a business day, the next following business day). All shares of Healthpeak Properties, Inc.’s common stock delivered in exchange for non-managing member units will be duly authorized, validly issued, fully paid and non-assessable shares, free of any pledge, lien, encumbrance or restriction, other than those provided in our charter, our bylaws, the Securities Act and relevant state securities or blue sky laws. Notwithstanding any delay in delivery of shares in exchange for tendered units, the tendering holder shall be deemed the owner of such shares and vested with all rights of a stockholder as of the date on which the exchange occurs, including the right to vote or consent, and the right to receive dividends. Correspondingly, the tendering holder’s right to receive distributions with respect to the tendered units will cease as of the date on which the exchange occurs.

COMPARISON OF HCP DR CALIFORNIA II, LLC AND HEALTHPEAK
Generally, the nature of an investment in our common stock is similar in several respects to an investment in units representing non-managing membership interests in HCP DR California II, LLC. However, there are also differences between ownership of such units and ownership of our common stock, some of which may be material to investors.
HCP DR California II, LLC and Healthpeak are organized and incorporated in Delaware and Maryland, respectively. Upon the exchange of units representing non-managing membership interests in HCP DR California II, LLC for shares of our common stock, the rights of stockholders of Healthpeak will be governed by the Maryland General Corporation Law and by our charter and bylaws.
The information below highlights the material differences between HCP DR California II, LLC and us, relating to, among other things, form of organization, management control, voting rights, compensation and fees, investor rights, liquidity and federal income tax considerations. These comparisons are intended to assist holders of non-managing member units in understanding the ways in which their investment will be materially changed if they tender their units for redemption and receive shares of our common stock in exchange for such units.
The following discussion is summary in nature and does not constitute a complete discussion of these matters. The differences between the rights of HCP DR California II, LLC unitholders and Healthpeak stockholders may be determined in full by reference to the Maryland General Corporation Law, the Delaware Limited Liability Company Act, our charter and bylaws, the operating agreement of HCP DR California II, LLC, as amended and restated, and the balance of this prospectus supplement, the accompanying prospectus and the registration statement of which the accompanying prospectus is a part.
HCP DR California II, LLC / Delaware Law	Healthpeak / Maryland Law
Form of Organization and Assets Owned
HCP DR California II, LLC is a Delaware limited liability company. Through a subsidiary partnership, HCP DR California II, LLC owns two outpatient medical buildings.	We are a Maryland corporation and were organized to qualify as a self-administered REIT that, together with our unconsolidated joint ventures, invests in and manages real estate focused on healthcare discovery and delivery. We acquire, develop, own, lease and manage healthcare real estate across the United States. At December 31, 2023, our portfolio of investments, including properties in our unconsolidated joint ventures, consisted of interests in 477 properties.
Purpose
HCP DR California II, LLC’s purpose is to acquire, own, manage, operate, repair, renovate, maintain, improve, expand, redevelop, encumber, sell, lease, hold for appreciation or otherwise dispose of the properties owned by it and any other properties acquired by it or its subsidiaries, and to invest and ultimately distribute the funds obtained from owning, operating or disposing of such properties.	Under our charter, we may engage in the ownership of real property and any other lawful act or activity for which corporations may be organized under Maryland law.
Additional Equity
See “Operating Agreement — Capital Contributions”.	Our board of directors may, in its discretion, authorize the issuance of additional shares of common stock or preferred stock; provided that the total number of shares issued cannot exceed the authorized number of shares of stock set forth in our charter.

HCP DR California II, LLC / Delaware Law	Healthpeak / Maryland Law
Borrowing Policies
The operating agreement provides that HCP DR California II, LLC is permitted to incur or assume debt, including debt to the operating company or its affiliates. HCP DR California II, LLC will be required to pay to the non-managing members a make-whole payment in an amount equal to the aggregate federal, state and local income taxes incurred by the non-managing members if it fails to maintain certain indebtedness during the Tax Protection Period, as described above under “Operating Agreement — Tax Protection Period.”	We are not restricted under our charter or bylaws from incurring debt.
Management Control
All management powers over the business and affairs of HCP DR California II, LLC are vested in the operating company as the managing member. No non-managing member has any right to participate in or exercise control or management power over the business and affairs of HCP DR California II, LLC, except for actions which require the consent of the holders of a majority of the non-managing member units held by non-managing members. See “Operating Agreement — Management” and “— Voting Rights — Generally.”	Our board of directors has exclusive control over our business affairs subject only to the applicable provisions of Maryland law and the provisions in our charter and bylaws.
Duties of Managing Member and Directors
Under Delaware law, as managing member of HCP DR California II, LLC, the operating company is accountable to HCP DR California II, LLC as a fiduciary and, consequently, are required to exercise good faith and integrity in all of our dealings with respect to HCP DR California II, LLC’s affairs.	Under Maryland law, directors must act in good faith, in a manner that they reasonably believe to be in the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Directors who act in such a manner generally have no liability in any action based on an act of the director. Under Maryland law, an act of a director is generally presumed to be in accordance with such standards.
Indemnification and Management Liability
See “Operating Agreement — Indemnification and Management Liability.”	Our charter contains a provision that eliminates the liability of directors and officers to us and our stockholders for money damages to the fullest extent permitted by Maryland law. Neither the provisions of our charter nor Maryland law limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission. Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Maryland law. See “Certain Provisions of Maryland Law and Healthpeak’s Charter and Bylaws” in the accompanying prospectus.

HCP DR California II, LLC / Delaware Law	Healthpeak / Maryland Law
Anti-Takeover Provisions

Except in limited circumstances (see “— Voting Rights — Generally”), the operating company has exclusive management power over the business and affairs of HCP DR California II, LLC. Accordingly, the operating company has the ability to determine whether HCP DR California II, LLC engages in a merger transaction or other business combination. The operating company may not be removed as managing member by the non-managing members without its consent.
During the Tax Protection Period, HCP DR California II, LLC will be required to pay to the non-managing members a make-whole payment if the operating company causes HCP DR California II, LLC to merge with another entity (other than a subsidiary of HCP DR California II, LLC), sell all or substantially all of its assets (other than to a subsidiary of HCP DR California II, LLC), reclassify its outstanding equity interests, or otherwise dissolve or terminate its existence (subject to limited exceptions) without the prior consent of the holders of a majority of the non-managing member units held by non-managing members. See “Operating Agreement — Tax Protection Period”. These limitations may have the effect of hindering the ability of HCP DR California II, LLC to enter into business combinations.
A non-managing member generally may not transfer all or any portion of its membership interest in HCP DR California II, LLC without first offering that membership interest to the operating company or otherwise obtaining its consent. Accordingly, the operating company may elect to exercise its right of first refusal to prevent a membership interest from being transferred to a particular third party. Unless the operating company consents to the admission of a transferee of a membership interest as a substitute member of HCP DR California II, LLC, the transferee is not entitled to vote on any matter submitted to the members for their approval. The ability of a unitholder to transfer its membership interest in HCP DR California II, LLC may be further hindered by other factors. See “Operating Agreement — Transferability of Interests.”

Our charter and bylaws contain a number of provisions that may delay or discourage an unsolicited proposal for the acquisition of our company or the removal of incumbent management. These provisions include:
•
authorized capital stock that may be issued as preferred stock in the discretion of our board of directors, with voting or other rights superior to the common stock;

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provisions designed to avoid concentration of share ownership in a manner that would jeopardize our status as a REIT under the Internal Revenue Code;

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super-majority stockholder vote for certain business combinations; and

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the advance notice provisions of our bylaws.

Maryland law also contains provisions which could delay, defer or prevent a change of control or other transaction. See “Certain Provisions of Maryland Law and Healthpeak’s Charter and Bylaws” in the accompanying prospectus.
Our bylaws contain a provision exempting acquisitions of shares of our stock from the Maryland control share acquisition statute. In addition, our board of directors has adopted a resolution prohibiting us from electing to be subject to the provisions of the Maryland unsolicited takeover statute relating to the classification of the board unless such election is first approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

Voting Rights — Generally
Under the operating agreement, the non-managing members have voting rights only as to specified matters, including: • amending the operating agreement, except in limited circumstances; and	Maryland law requires that major corporate transactions, including most amendments to our charter, must have stockholder approval as described below. All shares of common stock have one vote per share. Our charter permits our board of

HCP DR California II, LLC / Delaware Law	Healthpeak / Maryland Law

•
those other actions discussed above under “Operating Agreement — Management.”

The non-managing members generally do not otherwise have the right to vote on decisions relating to the operation or management of HCP DR California II, LLC.
Unless admitted as a member, a transferee of a membership interest is not entitled to vote on any matter submitted to the members for their approval.

directors to classify and issue preferred stock in one or more series having voting power which may differ from that of the common stock. See “Description of Capital Stock” in the accompanying prospectus.
Our bylaws generally permit any stockholder or group of up to 25 stockholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws will not exceed the greater of (i) two or (ii) 20% of the directors in office as of the last day a notice of nomination may be timely received.

Voting Rights — Amendment of Organizational Documents
Amendments to the operating agreement may be proposed by the operating company as managing member or by holders of a majority of the non-managing member units held by non-managing members. To be effective, amendments must be approved by the holders of a majority of the outstanding units, subject to certain exceptions. In addition, certain amendments must be approved by each non-managing member that would be adversely affected by such amendment. The operating company may amend the operating agreement without the consent of the non-managing members if the purpose or the effect of such amendment is to make administrative or inconsequential changes or comply with any federal or state agency rulings, guidelines, directives or laws, or as are necessary for us to maintain our status as a REIT. See “Operating Agreement — Management.”
Under our charter, most amendments to our charter must be approved by our board of directors and by the affirmative vote of at least a majority of the votes entitled to be cast by our stockholders on the matter.
The affirmative vote of holders of at least two-thirds of our voting stock is required to repeal or amend the provisions of the charter relating to:
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business combinations;

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the removal and setting of the minimum and maximum number of our directors; and

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certain limitations on ownership of our voting capital stock. See “Description of Capital Stock” in the accompanying prospectus.

Provisions of our bylaws regarding the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board of directors or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board of directors or the affirmative vote of a majority of all of the votes entitled to be cast by our stockholders on the matter.

Voting Rights — Dissolution
As managing member, the operating company may dissolve HCP DR California II, LLC without any vote or approval of non-managing members. However, during the Tax Protection Period, HCP DR California II, LLC will be required to pay a	Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

HCP DR California II, LLC / Delaware Law	Healthpeak / Maryland Law
make-whole payment to non-managing members if a dissolution occurs without the consent of a majority in interest of the non-managing members.
Voting Rights — Sale of Assets; Merger; Transfer of Properties

During the Tax Protection Period, HCP DR California II, LLC will be required to pay to non-managing members a make-whole payment unless the operating company obtains the consent of the holders of a majority in interest of the non-managing members before the operating company:
•
causes or permits HCP DR California II, LLC to merge with another entity, sell all or substantially all of its assets or reclassify its outstanding equity interests, subject to limited exceptions; or

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sells HCP DR California II, LLC’s real property.

See “Operating Agreement — Tax Protection Period.”

Our charter requires that, subject to certain exceptions, business combinations between us and a beneficial holder of 10% or more of our outstanding voting stock be approved by the affirmative vote of at least 90% of our outstanding voting shares. See “Description of Capital Stock — Business Combination Provisions” and “Certain Provisions of Maryland Law and Healthpeak’s Charter and Bylaws” in the accompanying prospectus.
Generally, mergers, consolidations and sales of all or substantially all of our assets must be approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast on the matter. No approval of our stockholders is required for any sale of less than substantially all of our assets which is not a business combination.

Compensation, Fees and Distributions
Healthpeak OP, LLC does not receive any compensation for its services as managing member of HCP DR California II, LLC but is reimbursed for expenses.	Our officers and outside directors receive compensation for their services as more fully described in the compensation information incorporated by reference in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
Liability of Investors
Under the operating agreement and applicable Delaware law, the liability of non-managing members for the debts and obligations of HCP DR California II, LLC is generally limited to the amount of their investment in HCP DR California II, LLC, together with their interest in any undistributed income, if any.	Under Maryland law, our stockholders are not personally liable for our debts or obligations solely as a result of their status as stockholders.
Liquidity
Except in limited circumstances, a non-managing member may not transfer all or any portion of its membership interest in HCP DR California II, LLC without first offering that membership interest to the operating company and otherwise obtaining its consent. The operating company has the right to receive an opinion of counsel in connection with the transfer of non-managing member units to the effect that the transfer may be effected without registration under the Securities Act and will not otherwise violate any applicable federal or state securities laws or regulations.	Shares of common stock issued pursuant to this prospectus supplement will be freely transferable, subject to prospectus delivery and other requirements of the Securities Act, and the transfer and ownership restrictions in our charter. Our common stock is listed on the NYSE.

HCP DR California II, LLC / Delaware Law	Healthpeak / Maryland Law
Also, see “Operating Agreement — Transferability of Interests” and “— Anti-Takeover Provisions” above.
Taxes

HCP DR California II, LLC itself is generally not subject to federal income taxes. Instead, each holder of units includes its allocable share of HCP DR California II, LLC’s taxable income or loss in determining its individual federal income tax liability. Cash distributions from HCP DR California II, LLC generally are not taxable to a holder of non-managing member units except to the extent they exceed such holder’s basis in its interest in HCP DR California II, LLC (which will include such holder’s allocable share of HCP DR California II, LLC’s debt).
Income and loss from HCP DR California II, LLC generally are subject to the “passive activity” limitations. Under the “passive activity” limitations, income and loss from HCP DR California II, LLC that is considered “passive income” generally can be offset against income and loss from other investments that constitute “passive activities.”
Holders of units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which HCP DR California II, LLC owns property, even if they are not residents of those states.

As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. stockholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. In addition, these distributions generally will not be eligible for treatment as “qualified dividend income” for individual U.S. stockholders. For taxable years beginning after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts, or estates are generally entitled to deduct up to 20% of certain qualified business income, including “qualified REIT dividends,” subject to certain limitations. Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Distributions in excess of current and accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a stockholder’s adjusted basis in its common stock, with the excess taxed as capital gain, provided the stockholder holds our stock as a capital asset.
Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain.
Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in various states.
For a more detailed discussion of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the purchase, ownership and disposition of our capital stock, see “United States Federal Income Tax Considerations” in the accompanying prospectus.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF AN EXCHANGE OR REDEMPTION OF UNITS
The following is a summary of certain U.S. federal income tax considerations generally applicable to the tender of units by U.S. holders (as defined below) in exchange for shares of common stock or the redemption of units for cash, as described in this prospectus supplement. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto.
The information in this summary is based on the Internal Revenue Code; current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code; the legislative history of the Internal Revenue Code; current administrative interpretations and practices of the Internal Revenue Service (“IRS”); and court decisions, in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or be subject to differing interpretations. Any such change or differing interpretation could apply retroactively to transactions preceding the date of the change and could adversely affect the tax considerations described in this prospectus supplement. We have not requested and do not intend to request a ruling from the IRS regarding any matter discussed in this prospectus supplement, and the statements in this prospectus supplement are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.
This summary assumes that the units are held as “capital assets” (generally, property held for investment). Your tax treatment will vary depending on your particular situation. This discussion does not purport to deal with all aspects of taxation that may be relevant to U.S. holders in light of their personal investment or tax circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. holders subject to special rules, including, without limitation:
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banks, insurance companies or other financial institutions;

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brokers, or dealers in securities or commodities;

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traders in securities;

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U.S. expatriates and certain former citizens or long-term residents of the United States;

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tax-exempt organizations or governmental organizations;

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persons who hold units as a position in a “straddle” or as part of a “hedging,” “conversion” or other risk reduction transaction;

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persons deemed to sell units under the constructive sale provisions of the Internal Revenue Code;

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U.S. holders that have a functional currency other than the United States dollar;

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persons subject to special accounting rules as a result of any item of gross income with respect to units being taken into account in an applicable financial statement; or

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persons that are S corporations, REITs, regulated investment companies, partnerships or other pass-through entities (and investors therein).

For purposes of this summary, a “U.S. holder” is a beneficial owner of units that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds units, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding units and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
The United States federal income tax consequences to a holder of units that tenders its units in exchange for shares of our common stock or a holder whose units are redeemed for cash depend in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law. No clear precedent or authority may be available on some questions.
THIS SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. HOLDERS OF UNITS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE SALE, EXCHANGE OR REDEMPTION OF UNITS ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Exchange or Redemption of Units
HCP DR California II, LLC intends to be treated as a partnership for U.S. federal income tax purposes. Accordingly, if the operating company acquires a unit in exchange for shares of common stock of Healthpeak Properties, Inc. or redeems a unit for cash, a tendering U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the amount realized in the transaction (i.e., the sum of the cash and the fair market value of any shares of common stock plus the amount of the HCP DR California II, LLC liabilities allocable to such tendered unit at such time) and (ii) the holder’s tax basis in the unit disposed of, which tax basis will be adjusted for the unit’s allocable share of HCP DR California II, LLC’s income, gain or loss for the taxable year of disposition. The tax liability resulting from the gain recognized on the disposition of a unit could exceed the amount of cash and the fair market value of any shares of common stock received in exchange therefor. The use of any loss recognized upon an exchange is subject to a number of limitations set forth in the Internal Revenue Code. A U.S. holder’s adjusted tax basis in any share of common stock of Healthpeak Properties, Inc. received in exchange for units will be the fair market value of those shares on the date of the exchange. Similarly, a U.S. holder’s holding period in such shares will begin on the day after the date of the exchange.
If HCP DR California II, LLC redeems a tendered unit for cash (which is not contributed by us to effect the redemption), the tax consequences generally would be the same as described in the preceding paragraph, except that if HCP DR California II, LLC redeems less than all of a U.S. holder’s units, the holder would recognize no taxable loss and would recognize taxable gain only to the extent that the cash, plus the amount of HCP DR California II, LLC liabilities allocable to the redeemed units, exceeded the holder’s adjusted tax basis in all of such holder’s units immediately before the redemption.
Disguised Sales
A transfer of property by a partner to a partnership followed by a related transfer by the partnership of money or other property to the partner is treated as a disguised sale if (i) the second transfer would not have occurred but for the first transfer and (ii) the second transfer is not dependent on the entrepreneurial risks of the partnership’s operations. In a disguised sale, the partner is treated as if the partner sold the contributed property to the partnership as of the date the property was contributed to the partnership. Transfers of money or other property between a partnership and a partner that are made within two years of each other, including redemptions of units made within two years of a contribution of property by a U.S. holder to HCP DR California II, LLC, must be reported to the IRS and are presumed to be a disguised sale unless the facts and circumstances clearly establish that the transfers do not constitute a sale.

A redemption of units by HCP DR California II, LLC within two years of the date of a contribution of property by a U.S. holder to HCP DR California II, LLC may be treated as a disguised sale. If this treatment were to apply, such holder would be treated for U.S. federal income tax purposes as if, on the date of its contribution of property to HCP DR California II, LLC, HCP DR California II, LLC transferred to such holder an obligation to pay such holder the redemption proceeds in a taxable transaction.
Character of Gain or Loss Recognized
Except as described below, the gain or loss that a U.S. holder recognizes on a sale, exchange or redemption of a tendered unit will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if the holding period for the unit exceeds twelve months. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum U.S. federal income tax rate of 20%. If the amount realized with respect to a unit that is attributable to a U.S. holder’s share of “unrealized receivables” and “inventory items” of HCP DR California II, LLC exceeds the tax basis attributable to those assets, such excess will be treated as ordinary income. Among other things, unrealized receivables include depreciation recapture for certain types of property. In addition, the maximum U.S. federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as HCP DR California II, LLC) held for more than twelve months is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as unrealized receivables.
Passive Activity Losses
The passive activity loss rules of the Internal Revenue Code limit the use of losses derived from passive activities, which generally include investments in limited liability company interests such as the units. You are urged to consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from HCP DR California II, LLC or other investments that may be used to offset gain from the sale, exchange or redemption of your units tendered for redemption.
Tax Reporting and Backup Withholding
If a unit is exchanged or redeemed, the U.S. holder must report the transaction by filing a statement with its U.S. federal income tax return for the year of the disposition which provides certain required information to the IRS. To prevent the possible application of backup withholding with respect to payment of the consideration, a U.S. holder should provide Healthpeak Properties, Inc. or HCP DR California II, LLC with its correct taxpayer identification number.

PLAN OF DISTRIBUTION
This prospectus supplement relates to the possible issuance by us of up to 52,556 shares of our common stock if, and to the extent that, the holders of units representing non-managing membership interests in HCP DR California II, LLC tender such units for redemption and we elect, in our discretion, to satisfy our redemption obligation by issuing shares of our common stock in exchange for such tendered units. Registration of the issuance of such shares does not necessarily mean that any of the holders of units representing non-managing membership interests in HCP DR California II, LLC will exercise their redemption rights with respect to the units or that we will issue any shares of our common stock to satisfy such redemption obligation. Upon the tender of any units for redemption, we may elect to pay cash for some or all of such units rather than issue shares of our common stock in exchange for such units.
We will not receive any cash proceeds from the issuance of the shares of our common stock pursuant to this prospectus supplement to the holders of units tendered for redemption, but we will acquire common units in the operating company, and the operating company will, in turn, acquire units representing non-managing membership interests in HCP DR California II, LLC in exchange for shares of our common stock issued to a holder of units upon redemption of its units.
We have agreed to pay the following expenses for the registration of the shares:
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all registration and filing fees;

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fees and expenses of compliance with securities or blue sky laws (including the fees and expenses of counsel to the Company);

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printing and distribution expenses;

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internal expenses;

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fees and expenses incurred in connection with the listing of the shares on each securities exchange on which our common stock is then listed; and

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fees and expenses of our legal counsel, independent public accountants and other experts we retain in connection with the registration.

LEGAL MATTERS
The validity of the shares of our common stock offered hereby will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Certain legal matters will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.

PROSPECTUS
Healthpeak Properties, Inc.
Common Stock
Preferred Stock
Depositary Shares
Warrants
Debt Securities
Guarantees
Healthpeak OP, LLC
Debt Securities
Guarantees
Healthpeak Properties, Inc. may from time to time offer to sell common stock, preferred stock, depositary shares, warrants or debt securities, which may be fully and unconditionally guaranteed by Healthpeak OP, LLC, in one or more offerings. Healthpeak OP, LLC may from time to time offer to sell debt securities in one or more series, which will be fully and unconditionally guaranteed by Healthpeak Properties, Inc. In addition, each of Healthpeak Properties, Inc. and Healthpeak OP, LLC may provide full and unconditional guarantees of debt securities of their respective existing and future subsidiaries.
This prospectus describes some of the general terms that may apply to these securities. We will provide the specific amounts, prices and terms of these securities in one or more supplements to this prospectus at the time of the offering and such prospectus supplement may include limitations on actual or constructive ownership and restrictions on transfer of the offered securities, in each case as may be appropriate to preserve our status as a real estate investment trust, or REIT, for U.S. federal income tax purposes. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement or other offering materials carefully before you make your investment decision.
The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the offered securities covered by such prospectus supplement.
We may offer and sell these securities through underwriters, brokers, dealers or agents or directly to purchasers, or a combination thereof on a continuous or delayed basis. The securities may also be resold by selling securityholders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements and our net proceeds for such sale.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.
Healthpeak Properties, Inc.’s common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “PEAK.” On February 6, 2024, the last reported sale price of Healthpeak Properties, Inc.’s common stock on the NYSE was $18.08 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
Investing in our securities involves risks. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 2 of this prospectus and in any accompanying prospectus supplement relating to specific offerings of securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 8, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may offer and sell common stock, preferred stock, depositary shares, warrants, debt securities or guarantees, or any combination thereof, from time to time, in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we or any selling securityholders sell securities, we or any selling securityholders will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information,” in making your investment decision.
You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, or any free writing prospectus. Neither we, nor any selling securityholders, have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, the applicable prospectus supplement, and any free writing prospectus are not an offer to sell or solicitation of an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted. This document may only be used where it is legal to sell these securities.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement and any applicable free writing prospectus or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.
Healthpeak Properties, Inc. is a Maryland corporation organized to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, and operates its business through its consolidated subsidiary, Healthpeak OP, LLC, a Maryland limited liability company. In this prospectus, unless otherwise indicated or unless the context requires otherwise, references to “Healthpeak,” “our company,” “we,” “us” or “our” mean Healthpeak Properties, Inc., together with its consolidated subsidiaries, including Healthpeak OP, LLC, and including, where context requires, the predecessor entity also known as Healthpeak Properties, Inc., and references to the “operating company” mean Healthpeak OP, LLC.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. In addition, we maintain a website that contains information about us at http://www.healthpeak.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or the applicable prospectus supplement or any other report or document we file with or furnish to the SEC.
The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC.
The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. Information that we file with the SEC after the date of this prospectus and that is incorporated by reference in this prospectus and any accompanying prospectus supplement will update and supersede the information included or incorporated by reference into this prospectus and any accompanying prospectus supplement. We incorporate by reference in this prospectus and any accompanying prospectus supplement the following documents (other than any portions of any such documents deemed to have been furnished and not filed in accordance with the applicable SEC rules):
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

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our Current Reports on Form 8-K filed on January 11, 2023, January 17, 2023, February 15, 2023 (only with respect to Item 8.01), February 16, 2023, February 17, 2023, March 14, 2023 (only with respect to Item 5.02), April 27, 2023, May 2, 2023, May 10, 2023, October 30, 2023 and February 7, 2024;

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our Current Report on Form 8-K12B filed on February 10, 2023;

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those portions of our Definitive Proxy Statement on Schedule 14A filed on March 17, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

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the description of our common stock contained in Exhibit 4.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any amendment or report filed for the purpose of updating such disclosure; and

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any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus or the offering is otherwise terminated.

We will provide copies, without charge, of any documents incorporated by reference in this prospectus or any accompanying prospectus supplement, excluding exhibits unless specifically incorporated by reference, to any persons to whom a prospectus is delivered, including any beneficial owner, who requests them in writing or by telephone from:
Legal Department
Healthpeak Properties, Inc.
4600 South Syracuse Street, Suite 500
Denver, Colorado 80237
(720) 428-5050
legaldept@healthpeak.com

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SUMMARY
The information included below is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement, the documents incorporated by reference herein and therein, any applicable free writing prospectus, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
Healthpeak Properties, Inc.
Healthpeak Properties, Inc., a Standard & Poor’s 500 company, is a Maryland corporation that is organized to qualify as a REIT and that, together with its consolidated entities, invests in and manages real estate focused on healthcare discovery and delivery. We acquire, develop, own, lease and manage healthcare real estate across the United States. Our diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) lab; (ii) outpatient medical; and (iii) continuing care retirement community.
We generally hold substantially all of our assets and conduct our operations through an Umbrella Partnership Real Estate Investment Trust, or UPREIT, structure, pursuant to an UPREIT reorganization completed in February 2023, in which our properties are owned by the operating company, Healthpeak OP, LLC, a consolidated subsidiary of which we are the managing member.
Our principal executive offices are located at 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237, and our telephone number is (720) 428-5050.

RISK FACTORS
Before making an investment decision, you should carefully consider the information under the heading “Risk Factors” incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act that are also incorporated by reference into this prospectus, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any securities offered by this prospectus and any applicable prospectus supplement. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information.”

GUARANTOR DISCLOSURES
Healthpeak Properties, Inc. may guarantee debt securities of the operating company and Healthpeak Properties, Inc.’s other existing and future subsidiaries as described in “Description of Debt Securities and Guarantees.” Any such guarantees by Healthpeak Properties, Inc. will be full, irrevocable, unconditional and absolute joint and several guarantees to the holders of each series of such outstanding guaranteed debt securities. Healthpeak Properties, Inc. owns all of its assets and conducts all of its operations through the operating company and the operating company and such other existing and future subsidiaries will be consolidated into Healthpeak Properties, Inc.’s consolidated financial statements.
Healthpeak Properties, Inc. and the operating company have filed this prospectus with the SEC registering, among other securities, debt securities of the operating company, which will be fully and unconditionally guaranteed by Healthpeak Properties, Inc., and full and unconditional guarantees of debt securities of their respective existing and future subsidiaries. Pursuant to Rule 3-10 of Regulation S-X, subsidiary issuers and guarantors of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to the exception set forth below, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the operating company have not been presented.
As permitted under Rule 13-01 of Regulation S-X, we have excluded the summarized financial information for the operating company because Healthpeak Properties, Inc. and the operating company have no material assets, liabilities, or operations other than debt financing activities and their investments in non-guarantor subsidiaries, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors.

USE OF PROCEEDS
We will disclose the intended use of net proceeds from our sales of the securities in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the material provisions of the common stock and preferred stock Healthpeak Properties, Inc. may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our charter and our bylaws and applicable provisions of the Maryland General Corporation Law, or the MGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock. As used in this “Description of Capital Stock,” references to “Healthpeak,” “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description does not contain all the information that might be important to you.
Common Stock
As of February 7, 2024, there were 547,172,983 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when, as and if authorized by our board and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.
All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance in exchange for the consideration therefor, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. The common stock is listed on the NYSE (NYSE Symbol: PEAK).
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company, LLC (“EQ” or “EQ Shareowner Services”).
Preferred Stock
As of February 7, 2024, we had no shares of preferred stock outstanding. Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of our preferred stock, in one or more series. Our board may grant the holders of preferred stock of any series preferences, powers and rights - voting or otherwise - senior to those of holders of shares of our common stock. Our board can authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of our common stock or otherwise be in their best interest. All shares of preferred stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and will have no preemptive rights. The MGCL and our charter require our board to determine the terms and conditions of any series of preferred stock, including:
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the number of shares constituting such series and the distinctive designation thereof;

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the voting rights, if any, of such series;

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the rate of dividends payable on such series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or noncumulative;

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whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

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the rights of the holders of shares of such series upon our liquidation, dissolution or winding up;

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the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or series of our stock or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange;

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if the shares are redeemable, the prices at which, and the terms and conditions on which, the shares of such series may be redeemed; and

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any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

The terms and conditions of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock.
Transfer and Ownership Restrictions Relating to Our Common Stock
Our charter contains restrictions on the ownership and transfer of our common stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT.
Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of our common stock. Our board may, but is in no event required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board otherwise decides such action would be in our best interests.
These charter provisions further prohibit:
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any person from actually or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a real estate investment trust (including but not limited to ownership that would result in us owning, actually or constructively, an interest in a tenant as described in Section 856(d)(2)(B) of the Code if the income derived by us, either directly or indirectly, from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and

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any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock that will or may violate any of these restrictions on ownership and transfer is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of the transfer on our qualification as a REIT. Under our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the applicable ownership limit or such other limit as permitted by our board, then any such purported transfer is void and of no force or effect with respect to the purported transferee as to that number of shares of our stock in excess of the ownership limit or such other limit, and the transferee will acquire no right or interest in such excess shares. Any excess shares described above are transferred automatically, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization selected by us. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust is required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or such other limit as permitted by our board, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. Any proceeds in excess of the amount distributable to the prohibited transferee are distributed to the beneficiary of the trust. Prior to a sale of any such excess shares by the trust, the trustee is entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such excess shares, and also is entitled to exercise all voting rights with respect to such excess shares.

Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited transferee prior to the discovery by us that the shares have been transferred to the trust; or

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to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee, prior to the discovery by us that such shares had been automatically transferred to a trust as described above, are required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust. In the event that the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or such other limit as permitted by our board, then our charter provides that the transfer of the excess shares is void ab initio.
In addition, shares of common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:
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the price per share in the transaction that resulted in such transfer to the trust or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of such event; and

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the market price on the date we, or our designee, accepted the offer.

We will have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.
If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void ab initio in its entirety and the intended transferee will acquire no rights to the stock.
All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, deter or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.
In addition, if our board shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:
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by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

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to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

If our board fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.
Business Combination Provisions
Our charter requires that, except in some circumstances, “business combinations” between us and a beneficial holder, together with its affiliates and associates, of 10% or more of our outstanding voting stock and any affiliate or associate of such holder (a “Related Person”) be approved by the affirmative vote of at least 90% of our outstanding voting shares. A “business combination” is defined in our charter as:
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any merger or consolidation with or into a Related Person;

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any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any “Substantial Part” (as defined below) of our assets, including any voting securities of a subsidiary, to a Related Person;

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any merger or consolidation of a Related Person with or into us;

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any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to us;

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the issuance of any of our securities, other than by way of pro rata distribution to all stockholders, to a Related Person; and

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any agreement, contract or other arrangement providing for any of the transactions described above.

The term “Substantial Part” means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.
In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See “Certain Provisions of Maryland Law and Healthpeak’s Charter and Bylaws — Business Combinations.”
The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board’s authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See “— Preferred Stock.”
The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board believes, however, that inclusion of the business combination provisions in our charter may help assure fair treatment of our stockholders and preserve our assets.
Transfer and Ownership Restrictions Relating to Our Preferred Stock
Our charter may contain restrictions on the ownership and transfer of preferred stock that are intended to assist us in complying with the requirements to maintain our qualification as a REIT. Subject to limited exceptions, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of such series of preferred stock. Our board may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our qualification as a REIT and our board otherwise decides such action would be in our best interests. The mechanics for the ownership limits on our preferred stock will be similar to the mechanics related to our common stock, as described in “— Transfer and Ownership Restrictions Relating to Our Common Stock” above, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES
General
We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under one or more depositary agreements between us and a bank or trust company that meets certain requirements and is selected by us (the “bank depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. As used in this “Description of Depositary Shares,” references to “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
We have summarized some common provisions of a depositary agreement and the related depositary receipts. The description in the applicable prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares, which will be filed with the SEC if we offer depository shares. For more information on how you can obtain copies of any depositary agreement and the depositary receipts if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares and any applicable prospectus supplement in their entirety.
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.
Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. As used in this “Description of Warrants,” references to “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
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the title of the warrants;

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the price or prices at which the warrants will be issued;

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the designation, amount and terms of the securities for which the warrants are exercisable;

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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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the aggregate number of warrants;

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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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a discussion of certain U.S. federal income tax considerations applicable to the exercise of the warrants;

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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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the maximum or minimum number of warrants that may be exercised at any time;

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information with respect to book-entry procedures, if any; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash the amount of debt securities, preferred stock, common stock or other securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt securities, preferred stock, common stock or other securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining outstanding warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
This section describes the general terms and provisions of the debt securities of Healthpeak Properties, Inc. and Healthpeak OP, LLC. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus, along with any applicable modifications of or additions to the general terms of the debt securities as described in this prospectus, including the terms of any related guarantees and the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
Healthpeak Properties, Inc. will issue debt securities under an indenture to be entered into between Healthpeak Properties, Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented from time to time (the “parent indenture”), and Healthpeak OP, LLC will issue debt securities under an amended and restated indenture dated as of February 10, 2023 among Healthpeak OP, LLC, as issuer, Healthpeak Properties, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended and supplemented from time to time (the “operating company indenture” and together with the parent indenture, the “indentures”). Each of the parent indenture and the operating company indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).
The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures. We urge you to read the applicable indenture, because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain a copy of the applicable indenture by following the directions described in the section entitled “Where You Can Find More Information.” Capitalized terms used in the summary below have the meanings specified in the applicable indenture.
As used in this “Description of Debt Securities and Guarantees,” unless the context requires otherwise, references to “the Company,” “we,” “our” and “us” refer either to Healthpeak Properties, Inc. or Healthpeak OP, LLC, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries, and references to “the indenture” refer either to the parent indenture or the operating company indenture, as the case may be.
General
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement and any free writing prospectus we may provide you, as the case may be, relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
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the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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whether the debt securities will be senior or subordinated;

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whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

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any applicable subordination provisions for any subordinated debt securities;

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the maturity date(s) or method for determining the same;

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the interest rate(s) or method for determining the same;

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the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

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whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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redemption or early repayment provisions, including at our option or at the option of the holders;

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authorized denominations;

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if other than the aggregate outstanding principal amount, the principal amount of debt securities payable upon acceleration;

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place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the Company may be made;

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whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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amount of discount or premium, if any, with which such debt securities will be issued;

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any covenants applicable to the particular debt securities being issued;

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any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the Company can select the payment currency;

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our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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any restriction or conditions on the transferability of the debt securities;

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provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

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additions or changes to the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus, as the case may be, relating to such series. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or free writing prospectus, as the case may be, applicable to such series. We anticipate that the following provisions will generally apply to depository arrangements.
Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such global security beneficially owned by such participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary (with respect to interests of participants) and records maintained by the depositary’s direct and indirect participants (with respect to the interests of beneficial owners). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global securities.
So long as the depositary or its nominee is the registered owner of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal and interest payments on interests represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of such global security. None of the trustee, us, the guarantor, or any other agent of the trustee or agent of ours or the guarantor will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that the depositary or its nominee, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If the depositary is at any time unwilling or unable to continue as depository or if the depositary shall cease to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue debt securities in definitive form in exchange for the respective global securities. In addition, the owner of a beneficial interest in a global security will be entitled to receive debt securities in definitive certificated form in exchange for such beneficial interest if an event of default with respect to the debt securities has occurred and is continuing. Any debt securities issued in definitive form in exchange for the global securities will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to the ownership of beneficial interests in the global securities.
Merger, Consolidation and Sale of Assets
Neither we nor the guarantor, as the case may be, may consolidate or merge with or into or sell, convey, transfer or lease all or substantially all of its assets to another entity unless we or the guarantor, as the case may be, are the continuing entity or the successor, transferee or lessee entity (if other than us or the guarantor, as the case may be) is organized and existing under the laws of the United States or any state thereof and expressly assumes our or the guarantor’s obligations, as applicable, under the indenture and the debt securities under the indenture and, immediately after giving effect to the transaction, we or the guarantor, as the case may be, or the successor, transferee or lessee entity (if other than the us or the guarantor, as the case may be) would not be in default in the performance of any covenant or condition of the indenture or the debt securities and no event of default would have occurred and be continuing.
Guarantees
Unless otherwise described in the applicable prospectus supplement, any debt securities issued by Healthpeak OP, LLC will be fully and unconditionally guaranteed by Healthpeak Properties, Inc., and debt securities issued by Healthpeak Properties, Inc. may be fully and unconditionally guaranteed by Healthpeak OP, LLC. The applicable prospectus supplement relating to a series of debt securities will provide that those debt securities will have the benefit of a guarantee by Healthpeak Properties, Inc. and/or Healthpeak OP, LLC, as applicable. In addition, each of Healthpeak Properties, Inc. and Healthpeak OP, LLC may provide full and unconditional guarantees of debt securities of their respective existing and future subsidiaries. All such guarantees will be joint and several obligations of the guarantor. If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of the guarantor under the guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Events of Default and Related Matters
Unless we state otherwise in the applicable prospectus supplement, the following are “events of default” under the indenture with respect to any series of debt securities:
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failure to pay any interest on the debt securities of such series when due, continuing for 30 days;

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failure to pay principal of or any premium on the debt securities of such series when due;

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failure to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of the debt securities of such series;

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failure to perform any covenants or agreements in the indenture (including any supplemental indenture or officer’s certificate pursuant to which the debt securities of such series were issued) (other than a covenant or agreement which has been expressly included in the indenture solely for the benefit of a series of debt securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere specifically addressed in the indenture), continued for 60 days after written notice by the trustee to us and the guarantor or by the holders of at least 25% in aggregate principal amount of such series then outstanding to us and the guarantor;

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certain specified events under bankruptcy, insolvency or other similar laws with respect to us or the guarantor;

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any guarantee is not, or is claimed by the guarantor not to be, in full force and effect; or

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the occurrence of any other event of default with respect to debt securities of such series.

If an event of default with respect to any series of debt securities at the time outstanding (other than an event of default relating to certain specified events under bankruptcy, insolvency or similar laws) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount of and all accrued but unpaid interest on all the outstanding debt securities of such series to be due and payable immediately. If an event of default relating to certain specified events under bankruptcy, insolvency or similar laws occurs and is continuing, then the principal amount of and all accrued but unpaid interest on all the outstanding debt securities of such series shall automatically become due and payable immediately without any acceleration or other action on the part of the trustee or the holders of the debt securities of such series. At any time after a declaration of acceleration with respect to the debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul the acceleration.
The indenture provides that within 90 days after the occurrence thereof, and if known to the trustee, the trustee will give the holders of any series of debt securities notice of each event which is or, after notice or lapse of time or both, would become an event of default with respect to the debt securities of such series known to the trustee, unless such default has been cured or waived before the giving of such notice. Except in the case of a default or event of default in the payment of principal, premium, if any, or interest, if any, on any series of debt securities, the trustee shall be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of outstanding debt securities of such series.
The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of any series of debt securities, unless the holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.
We are required to furnish to the trustee annually a statement as to our and the guarantor’s compliance, as applicable, with all conditions and covenants under the indenture and as to any default in our performance.
Satisfaction and Discharge of Indenture
The indenture, with respect to any series of debt securities (except for certain surviving obligations specified therein), will cease to be of further effect upon the satisfaction of certain conditions, including the payment in full of the principal of and premium, if any, and interest on the debt securities of such series or the deposit with the trustee of an amount of cash sufficient for the payment or redemption of the debt securities of such series, in accordance with the indenture.

Discharge and Defeasance
At our option, either (a) both we and the guarantor shall be discharged from our respective obligations with respect to the debt securities of a series (subject to survival of certain limited provisions in the indenture) or (b) both we and the guarantors will cease to be under any obligation to comply with certain covenants described in the indenture relating to the maintenance of insurance and the filing and transmission of reports with respect to the debt securities of a series (and, if so specified pursuant to the indenture, any other restrictive covenant added for the benefit of such series of debt securities), in either case by depositing in trust with the trustee cash or U.S. government obligations (or a combination thereof) sufficient (without consideration of any reinvestment of such principal and interest) to pay the principal of and premium, if any, and interest on the debt securities of such series to their maturity or redemption date in accordance with the terms of the indenture and the debt securities of such series.
Modification of an Indenture
The indenture provides that we, the guarantor, as applicable, and the trustee may, without the consent of any holders of any series of debt securities issued under the indenture, enter into supplemental indentures for the purposes, among other things, of:
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adding to the covenants or events of default for the protection or benefit of holders of all or any series of debt securities or surrendering any right or power conferred upon us or the guarantor;

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deleting or modifying any events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;

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changing or eliminating any provisions of the indenture so long as there are no holders entitled to the benefit of such provisions;

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providing for the assumption by a successor corporation of our covenants and obligations contained in the debt securities of one or more series and in the indenture or any supplemental indenture;

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providing for the appointment of a successor trustee under the indenture;

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securing the debt securities of any series;

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curing ambiguities or inconsistencies in the indenture, correcting or supplementing any provision which may be defective or inconsistent with any other provision, and conforming the terms of the indenture applicable to the debt securities of any series to the description of the terms of such debt securities in the applicable offering memorandum, prospectus supplement or other offering document;

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complying with amendments to the TIA;

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providing for the assumption by a successor corporation of a guarantor of applicable covenants therein, and adding guarantors or co-obligors or to release guarantors from their guarantees with respect to the debt securities of any series;

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making any change in any series of debt securities that does not adversely affect in any material respect the rights of holders of such debt securities;

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supplementing any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of the debt securities of such series or any other series of debt securities; or

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establishing the form and terms of the debt securities of any series as permitted by the indenture and authorizing the issuance of additional debt securities of a series previously authorized.

With specific exceptions, the indenture or the rights of the holders of any series of debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series voting separately, but no modification may be made without the consent of the holder of each outstanding debt security of such series that, among other things, would:

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extend the maturity of any payment of principal of or any installment of interest on the debt securities of such series;

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reduce the principal amount of any debt security, or the interest thereon, or any premium payable on any debt security;

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change any place of payment where, or the currency in which, any debt security or any premium or interest is denominated or payable;

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change the ranking of the debt securities of any series;

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impair the right to sue for the enforcement of any payment on or with respect to any debt security;

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modify or affect in any manner adverse to the holders of the debt securities the terms and conditions of the obligations of the guarantor in respect of the payments of principal and premium, if any, and interest; or

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reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental indenture, any waiver of compliance with provisions of the indenture or certain defaults and their consequences provided for in the indenture, reduce the requirements of the indenture for quorum or voting or otherwise modify the sections in the indenture relating to these consents and waivers.

Governing Law
The indenture, the debt securities and any guarantees shall be construed in accordance with and governed by the laws of the State of New York. The indenture provides that we, the guarantor, as applicable, the trustee and the holders of the debt securities waive, to the extent permitted by applicable law, the right to trial by jury in respect of any litigation in connection with the indenture.

CERTAIN PROVISIONS OF MARYLAND LAW AND HEALTHPEAK’S CHARTER AND BYLAWS
The following description summarizes certain provisions of Maryland law and of our charter and bylaws. This summary is not complete and is subject to, and is qualified in its entirety by reference to, our charter, our bylaws and applicable provisions of the MGCL. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part. As used in this “Certain Provision of Maryland Law and Healthpeak’s Charter and Bylaws,” references to “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc. and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
Election of Directors
Our bylaws provide that our board may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than eleven. Our bylaws also provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.
Removal of Directors
Our charter provides that a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

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an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See “Description of Capital Stock — Business Combination Provisions.”
Control Share Acquisitions
Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.
Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting acquisitions of shares of our stock from the control share acquisition statute. However, our board may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the control share acquisition statute.
Unsolicited Takeovers
Under Maryland law, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board into three classes with staggered terms of three years each and vest in the board the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.
Our board of directors has adopted a resolution prohibiting us from electing to be subject to the provisions of the unsolicited takeover statute relating to the classification of the board unless such election is first approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. An election to be subject to any or all of the other foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions except the statutory provisions relating to the classification of the board.
If we made an election, upon stockholder approval of such election, to be subject to the statutory provisions relating to the classification of the board and our board were divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board.
Amendments to the Charter
Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our charter require approval by our board and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.
Amendment to the Bylaws
Provisions of our bylaws on the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board or the affirmative vote of a majority of all of the votes entitled to be cast by our stockholders on the matter.
Dissolution of Healthpeak Properties, Inc.
Our dissolution must be approved by our board by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.
Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders
Our bylaws provide that nominations of persons for election to the board and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:
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pursuant to our notice of the meeting;

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by or at the direction of the board; or

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by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.
Proxy Access
Our bylaws permit any stockholder or group of up to 25 stockholders (counting as one stockholder, for purposes of the aggregation limit, any two or more funds that are part of the same qualifying fund group, as such term is defined in our bylaws) who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. If a group of stockholders is aggregating its shareholdings in order to meet the 3% ownership requirement, the ownership of the group will be determined by aggregating the lowest number of shares continuously owned by each member during the three-year holding period. A nominating stockholder is considered to own only the shares for which the stockholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as “owned” shares. Furthermore, to the extent not otherwise excluded pursuant to this definition of ownership, a nominating stockholder’s “short position” as defined in Rule 14e-4 under the Exchange Act is deducted from the shares otherwise “owned.” Loaned shares are counted toward the ownership requirement, provided that certain recall requirements described in our bylaws are met.
The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws shall not exceed the greater of (i) two or (ii) 20% of the directors in office as of the last day a notice of nomination may be timely received. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees is the closest whole number below 20%. If one or more vacancies occurs for any reason after the nomination deadline and our board decides to reduce the size of our board in connection therewith, the 20% calculation will be applied to the reduced size of the board, with the potential result that a stockholder nominee may be disqualified. Stockholder-nominated candidates whose nomination is withdrawn or whom the board determines to include in our proxy materials as board-nominated candidates will be counted against the 20% maximum. In addition, any director in office as of the nomination deadline who was included in our proxy materials as a stockholder nominee for either of the two preceding annual meetings and whom our board decides to renominate for election to the board also will be counted against the 20% maximum.
Notice of a nomination pursuant to the proxy access provisions of our bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we distributed our proxy statement for the previous year’s annual meeting of stockholders. The proxy access provisions of our bylaws require certain disclosure, representations and agreements to be provided or made by nominating stockholders and contain certain other procedural provisions.
A stockholder nominee will not be eligible for inclusion in our proxy materials (i) if any stockholder has nominated a person pursuant to the advance notice provision of our bylaws, (ii) if the nominee would not be independent, (iii) if the nominee’s election would cause us to violate our bylaws, our charter or any applicable listing standards, laws, rules or regulations, (iv) if the nominee is or has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or (v) if the nominee or the stockholder who nominated him or her has provided false and misleading information to us or otherwise breached any of its or their obligations, representations or agreements under the proxy access provisions of our bylaws. Stockholder nominees who are included in our proxy materials but subsequently withdraw from or become ineligible or unavailable for election at the meeting or do not receive at least 10% of the votes cast in the election will be ineligible for nomination under the proxy access provisions of our bylaws for the next two annual meetings. A nomination made under the proxy access provisions of our bylaws will be disregarded at the annual meeting under certain circumstances described in our bylaws.
Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws
The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the unsolicited takeover provisions of Maryland law (if we elect to become subject to such provisions) and the provisions of our bylaws relating to advance notice, proxy access and stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.
Limitation of Liability and Indemnification
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.
Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:
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any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

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any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

The bylaws authorize us, with the approval of our board, to provide indemnification and advancement of expenses to our agents and employees.
Unless limited by a corporation’s charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Our charter does not alter this requirement.
Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:
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judgments;

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penalties;

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fines;

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settlements; and

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reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.
Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.
It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

DESCRIPTION OF HEALTHPEAK OP, LLC’S OPERATING AGREEMENT
The following description summarizes certain provisions of the Operating Agreement of Healthpeak OP, LLC, or the operating agreement. This summary is not complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the Maryland Limited Liability Company Act, or the Act, and the operating agreement. For a complete description, we refer you to the Act and the operating agreement. We have incorporated by reference our operating agreement as an exhibit to the registration statement of which this prospectus is a part. As used in this “Description of Healthpeak OP, LLC’s Operating Agreement,” references to “our company,” “we,” “us” or “our” refer solely to Healthpeak Properties, Inc., in its capacity as the managing member of our operating company, and not to any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
General
Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating company, either directly or through its subsidiaries. We are the managing member of our operating company, and, as of February 7, 2024, 547,172,983 common units of membership interests in our operating company, or common units, were outstanding and we owned 100% of the outstanding common units, in each case, including common units issuable upon conversion of vested LTIP Units (as described below) of our operating company. In connection with the conversion of Old Healthpeak into Healthpeak OP, LLC, we became the managing member and sole member of our operating company. Our operating company is also authorized to issue a class of units of membership interest designated as LTIP Units and additional classes of units of membership interest, each having the terms described below. The common units are not listed on any exchange nor are they quoted on any national market system.
Provisions in the operating agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our operating company without the concurrence of our board of directors. These provisions include, among others:
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redemption rights of members and certain assignees of common units;

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transfer restrictions on common units and other membership interests;

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a requirement that we may not be removed as the managing member of our operating company without our consent;

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our ability in some cases to amend the operating agreement and to cause our operating company to issue preferred membership interests in our operating company with terms that we may determine, in either case, without the approval or consent of any non-managing member; and

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the right of the non-managing members to consent to certain transfers of our, in our capacity as managing member, membership interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise).

Purpose, Business and Management
Our operating company was formed for the purpose of conducting any business, enterprise or activity permitted by or under the Act, directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or similar arrangements.
In general, our board of directors manages the business and affairs of our operating company by directing our business and affairs, in our capacity as the sole managing member of our operating company. Except as otherwise expressly provided in the operating agreement and subject to the rights of holders of any class or series of membership interest, all management powers over the business and affairs of our operating company are exclusively vested in us, in our capacity as the sole managing member of our operating company, and no member will have any right to participate in or exercise control or management power over the business and affairs of the operating company. We may not be removed as the managing member of our operating company, with or without cause, without our consent, which we may give or withhold in our sole and absolute discretion.
Restrictions on Managing Member’s Authority
The operating agreement prohibits us, in our capacity as managing member, from taking any action that would make it impossible to carry on the ordinary business of our operating company, except as otherwise provided in the operating agreement or with the consent of the non-managing members. We generally may not, without the prior consent of the members of our operating company (including us), amend, modify or terminate the operating agreement, except for certain amendments described in the operating agreement. We may not, in our capacity as the managing member of our operating company, except as otherwise provided in the operating agreement or with the consent of the non-managing members of the operating company:
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transfer all or any portion of our managing membership interest in our operating company or admit any person as a successor managing member, subject to the exceptions described in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member”; or

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voluntarily withdraw as the managing member.

Without the consent of each affected member or in connection with a transfer of all of our interests in our partnership in connection with a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets or a reclassification, recapitalization or change in our outstanding stock permitted without the consent of the members as described in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member,” or a permitted termination transaction, we may not enter into any contract, mortgage, loan or other agreement that, in the absence of any default of the managing member of its obligations thereunder, expressly prohibits or restricts us or our operating company from performing our or its specific obligations in connection with a redemption of units or expressly prohibits or restricts a limited partner from exercising its redemption rights in full. In addition to any approval or consent required by any other provision of the operating agreement, we may not, without the consent of each affected member, amend the operating agreement or take any other action that would:
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adversely modify in any material respect the limited liability of a member;

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alter the rights of any member to receive the distributions to which such member is entitled, or alter the allocations specified in the operating agreement, except to the extent permitted by the operating agreement including in connection with the creation or issuance of any new class or series of membership interest or to effect or facilitate a permitted termination transaction;

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alter or modify the redemption rights of holders of common units (except as permitted under the operating agreement to effect or facilitate a permitted termination transaction);

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alter or modify the provisions governing the transfer of our managing membership interest in our operating company (except as permitted under the operating agreement to effect or facilitate a permitted termination transaction);

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remove certain provisions of the operating agreement relating to the requirements for us to qualify as a REIT or permitting us to avoid paying tax under Sections 857 or 4981 of the Code; or

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amend the provisions of the operating agreement requiring the consent of each affected member before taking any of the actions described above or the related definitions specified in the operating agreement (except as permitted under the operating agreement to effect or facilitate a permitted termination transaction).

Additional Members
We may cause our operating company to issue additional units in one or more classes or series or other membership interests and to admit additional members to our operating company from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion, without the approval or consent of any limited partner.
The operating agreement authorizes our operating company to issue common units, LTIP Units and preferred units, and our operating company may issue additional membership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as we may determine, in our sole and absolute discretion, without the approval of any additional members or any other person. Without limiting the generality of the foregoing, we may specify, as to any such class or series of membership interest, the allocations of items of operating company income, gain, loss, deduction and credit to each such class or series of membership interest.
Ability to Engage in Other Businesses; Conflicts of Interest
Without the consent of the members of the operating company, not to be unreasonably withheld, conditioned, or delayed, we may not conduct any business other than in connection with the ownership, acquisition and disposition of membership interests, the management of the business and affairs of our operating company, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our operating company or its assets or activities and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to our operating company whether as capital contributions, loans or otherwise, as appropriate, in exchange for additional membership interests. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through our operating company so long as we take commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in our operating company.
Distributions
Our operating company will distribute such amounts, at such times, as we may in our sole and absolute discretion determine:
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first, with respect to any membership interests that are entitled to any preference in distribution, including the preferred units, in accordance with the rights of the holders of such class(es) of membership interest, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and

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second, with respect to any membership interests that are not entitled to any preference in distribution, including the common units and, except as described below with respect to liquidating distributions and as may be provided in any incentive award plan or any applicable award agreement and the LTIP Units, in accordance with the rights of the holders of such class(es) of membership interest, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.

Exculpation and Indemnification of Managing Member
The operating agreement provides that we are not liable to our operating company or any member for any action or omission taken in our capacity as managing member, for the debts or liabilities of our operating company or for the obligations of our operating company under the operating agreement, except for liability for our fraud, willful misconduct or gross negligence, or pursuant to any express indemnity we may give to our operating company or in connection with a redemption as described in the section entitled “— Redemption Rights of Qualifying Parties.” The operating agreement also provides that any obligation or liability in our capacity as the managing member of our operating company that may arise at any time under the operating agreement or any other instrument, transaction or undertaking contemplated by the operating agreement will be satisfied, if at all, out of our assets or the assets of our operating company only, and no such obligation or liability will be personally binding upon any of our directors, stockholders, officers, employees or agents.
In our capacity as managing member, we are entitled to a presumption that any act or failure to act on the part of the managing member, and any decision or determination made by us, is presumed to satisfy our duties as the managing member, whether under the operating agreement or otherwise existing at law or in equity, and no act or failure to act by us, or decision or determination made by us (whether with respect to a change of control of the operating company or otherwise) shall be subject to any duty, standard of conduct, burden of proof or scrutiny, whether at law or in equity, or otherwise set forth in the operating agreement.
In addition, the operating agreement provides that, to the fullest extent that a Maryland corporation may indemnify and advance expenses to directors and officers of a Maryland corporation under the laws of the State of Maryland, the operating company will indemnify, and will pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any indemnitee (as defined in the operating agreement) who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service as an indemnitee. The operating agreement provides that, without limitation, the foregoing indemnity will extend to any liability of any indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the operating company or any subsidiary of the operating company (including, without limitation, any indebtedness that the operating company or any subsidiary of the operating company has assumed or taken subject to). The operating agreement further provides that the operating company may indemnify each indemnitee to the fullest extent permitted by law and the operating agreement. The operating agreement provides that the termination of any proceeding by judgment, order or settlement does not create a presumption that the indemnitee did not meet the requisite standard of conduct set forth in the operating agreement, and that the termination of any proceeding by conviction of an indemnitee or upon a plea of nolo contendere or its equivalent by an indemnitee, or an entry of an order of probation against an indemnitee prior to judgment, does not create a presumption that such indemnitee acted in a manner contrary to that specified in the operating agreement with respect to the subject matter of such proceeding. The operating agreement further provides that any indemnification pursuant to the operating agreement will be made only out of the assets of the operating company, and neither the managing member nor any other holder will have any obligation to contribute to the capital of the operating company or otherwise provide funds to enable the operating company to fund its indemnification obligations under the operating agreement. Under the operating agreement, an “indemnitee” includes us, as managing member, each of our present or former directors and officers of the operating company or the managing member, and such other persons (including affiliates or employees of the managing member or the operating company) as the operating company may designate from time to time in its sole and absolute discretion.
The operating company’s obligation to indemnify or advance expenses under the operating agreement to any such person shall be reduced by any amount such person has actually received as indemnification or advancement of expenses from any other person, including the managing member or from any insurance policy or policies.
Business Combinations and Dissolution of our Operating Company
Subject to the limitations on the transfer of our interest in our operating company described in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member,” we generally have the exclusive power to cause our operating company to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. We may also elect to dissolve our operating company without the consent of any additional member.
Redemption Rights of Qualifying Parties
Beginning 14 months after first acquiring such common units, each member and some assignees of the members will have the right, subject to the terms and conditions set forth in the operating agreement, to require our operating company to redeem all or a portion of the common units held by such member or assignee in exchange for a cash amount per common unit equal to the value of one share of our common stock, determined in accordance with and subject to adjustment under the operating agreement. Our operating company’s obligation to redeem common units does not arise and is not binding against our operating company until the 31st business day after we receive the holder’s notice of redemption or, if earlier, the day we notify the holder seeking redemption that we have declined to acquire some or all of the common units tendered for redemption.
On or before the close of business on the 30th business day after a holder of common units gives notice of redemption to us, we may, in our sole and absolute discretion but subject to the restrictions on the ownership and transfer of our stock set forth in our charter and described in the section entitled “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Common Stock,” elect to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of our common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the operating agreement. The operating agreement does not require us to register, qualify or list any shares of common stock issued in exchange for common units with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange.
Transfers of Membership Interests
Restrictions on Transfers by Members.   Until the expiration of 14 months after the date on which a member acquires a membership interest, no member generally may directly or indirectly transfer all or any portion of such membership interest without our consent, which we may give or withhold in our sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of membership interests, except as provided for in the operating agreement, to lending institutions in connection with bona fide loans. After the expiration of such initial holding period, the member will have the right to transfer all or any portion of its membership interest without our consent to any person that is an “accredited investor,” within the meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to us, subject to certain provisions of our operating agreement and the satisfaction of conditions specified in the operating agreement, including minimum transfer requirements and our right of first refusal.
Restrictions on Transfers by the Managing Member.   Except as described below, any transfer of all or any portion of our membership interest in our operating company, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, must be approved by the consent of the non-managing members (excluding, for purposes of such consent, any outstanding LTIP Units). Subject to the rights of holders of any class or series of membership interest, we may transfer all (but not less than all) of our managing membership interest without the consent of the non-managing members in connection with a permitted termination transaction, which is a merger, consolidation or other combination of our assets with another entity, a sale of all or substantially all of our assets not in the ordinary course of business, or a reclassification, recapitalization or change in any outstanding shares of our stock or other outstanding equity interests, if:
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in connection with such event, all of the members will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of our common stock (subject to adjustment in accordance with the operating agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of our common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of our common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

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substantially all of the assets of our operating company will be owned by a surviving entity (which may be our operating company or another limited liability company or entity) in which the members of our operating company holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of our operating company and the other net assets of the surviving entity immediately before the event, which interest will be on terms that are at least as favorable as the terms of the common units in effect immediately before the event and as those applicable to any other non-managing members or owners of the surviving entity and will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on similar terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities.
We may also transfer all (but not less than all) of our interest in our operating company to an affiliate of us without the consent of any non-managing members, subject to the rights of holders of any class or series of membership interest.
In addition, any transferee of our interest in our operating company must be admitted as a managing member of our operating company, assume, by operation of law or express agreement, all of our obligations as managing member under the operating agreement, accept all of the terms and conditions of the operating agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a managing member.
We may not voluntarily withdraw as the managing member of our operating company without the consent of a majority in interest of the non-managing members, other than upon the transfer of our entire interest in our operating company and the admission of our successor as a managing member of our operating company.
LTIP Units
Our operating company is authorized to issue a class of units of membership interest designated as “LTIP Units.” We may cause our operating company to issue LTIP Units to persons who provide services to or for the benefit of our operating company, for such consideration or for no consideration as we may determine to be appropriate, and we may admit such persons as members of our operating company, without the approval or consent of any additional member. Further, we may cause our operating company to issue LTIP Units in one or more classes or series, with such terms as we may determine, without the approval or consent of any additional member. LTIP Units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of any award agreement relating to the issuance of the LTIP Units.
Conversion Rights.   Vested LTIP Units are convertible at the option of each member and some assignees of the members (in each case, that hold vested LTIP Units) into common units, upon notice to us and our operating company, to the extent that the capital account balance of the LTIP unitholder with respect to all of his or her LTIP Units is at least equal to our capital account balance with respect to an equal number of common units. We may cause our operating company to convert vested LTIP Units eligible for conversion into an equal number of common units at any time, upon not less than three calendar days notice prior to the conversion date.
If we or our operating company is party to a transaction, including a merger, consolidation, sale of all or substantially all of our assets or other business combination, as a result of which common units are exchanged for or converted into the right, or holders of common units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), we must cause our operating company to convert any vested LTIP Units then eligible for conversion into common units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. Our operating company must use commercially reasonable efforts to cause each member (other than a party to such a transaction or an affiliate of such a party) holding LTIP Units that will be converted into common units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such common units that each holder of common units receives in the transaction.
Transfer.   Unless an applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of LTIP Units, LTIP Units are transferable to the same extent, and subject to the same restrictions, as common units, as described above in the section entitled “— Transfers of Membership Interests.”
Voting Rights.   Members holding LTIP Units are entitled to vote together as a class with members holding common units on all matters on which members holding common units are entitled to vote or consent, and may cast one vote for each LTIP Unit so held.

Adjustment of LTIP Units.   If our operating company takes certain actions, including making a distribution of units on all outstanding common units, combining or subdividing the outstanding common units into a different number of common units or reclassifying the outstanding common units, we must adjust the number of outstanding LTIP Units or subdivide or combine outstanding LTIP Units to maintain a one-for-one conversion ratio and economic equivalence between common units and LTIP Units.
Preferred Units
Our operating company is authorized to issue preferred units. As of February 7, 2024, there are no preferred units issued or outstanding. Preferred units rank senior to the common units and LTIP Units. Holders of series preferred units are entitled to receive preferential cash distributions in an amount to be fixed at the time of issuance of such units. Holders of preferred units are also entitled to receive a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of our operating company that are substantially similar to those of our preferred stock (but, in the case of distributions upon the liquidation, dissolution or winding up of the affairs of our operating company, only to the extent consistent with a liquidation in accordance with positive capital account balances). Preferred units are also subject to redemption by our operating company in connection with our reacquisition of shares of our preferred stock. See the section entitled “Description of Capital Stock — Preferred Stock.”
Conversion Rights.   Preferred units will be converted into common units in the event of a conversion of our preferred stock, at the option of holders of shares of preferred stock pursuant to the articles supplementary designating the terms of the preferred stock, as described above in the section entitled “Description of Capital Stock — Preferred Stock.”
Transfer.   Preferred units are transferrable to the same extent as common units, as described above in the section entitled “— Transfers of Membership Interests — Restrictions on Transfers by the Managing Member.”
Voting Rights.   The managing member will not have any voting or consent rights in respect of its membership interest represented by the preferred units.

SELLING SECURITY HOLDERS
Information about any selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the purchase, ownership and disposition of our capital stock or the operating company’s debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock and depositary shares and other debt securities) may be provided in the prospectus supplement or a free writing prospectus that relates to those securities or a document incorporated by reference in the prospectus supplement. For purposes of this discussion, references to “we,” “our” and “us” mean only Healthpeak Properties, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
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the Code;

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current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);

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the legislative history of the Code;

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administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

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court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT, its stockholders, and holders of the operating company’s debt securities. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the purchase, ownership or disposition of our capital stock or the operating company’s debt securities, or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
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the purchase, ownership and disposition of our capital stock and the operating company’s debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

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our election to be taxed as a REIT for U.S. federal income tax purposes; and

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potential changes in applicable tax laws.

Taxation of Our Company
General.   Prior to the UPREIT reorganization, whereby the entity previously known as Healthpeak Properties, Inc. (“Old Healthpeak”) became a wholly owned subsidiary of Healthpeak in a transaction intended to qualify as a reorganization under Section 368(a)(1)(F) of the Code, Old Healthpeak was known as Healthpeak Properties, Inc. and Healthpeak was known as New Healthpeak, Inc. In connection with the UPREIT reorganization, Old Healthpeak became a “qualified REIT subsidiary” of Healthpeak and Healthpeak changed its name to Healthpeak Properties, Inc. Old Healthpeak then converted into a Delaware limited liability company and changed its name to Healthpeak OP, LLC. Prior to the UPREIT reorganization, Old Healthpeak elected to be taxed as a REIT and was organized and operated in a manner intended to qualify as a REIT. As a result of the UPREIT reorganization, Healthpeak is treated as a continuation of Old Healthpeak for U.S. federal income tax purposes. Accordingly, references in this summary to “us,” “we,” or “our” include Old Healthpeak in its capacity as a REIT prior to the UPREIT reorganization, to the extent the context contemplates periods prior to the UPREIT reorganization.
We have elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our initial taxable year ended December 31, 1985. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay U.S. federal income tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
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First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “— Foreclosure Property.”

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because specified cure provisions are met, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

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Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “— Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

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Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.
We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)
that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the headings “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Common Stock” and “Description of Capital Stock — Transfer and Ownership Restrictions Relating to Our Preferred Stock.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “— Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “— Tax Aspects of the Operating Company, the Subsidiary Partnerships and the Limited Liability Companies.”
We generally have control of the operating company and the subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   We and the operating company own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than directly or indirectly operating or managing a lodging or healthcare facility, or directly or indirectly providing to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “— Asset Tests.”

Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “— Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Ownership of Interests in Subsidiary REITs.   We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, certain foreign currency gains and discharge of indebtedness) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

A portion of our rental income is derived from leases of health care properties to our taxable REIT subsidiaries. In order for the rent payable under each of these leases to constitute “rents from real property,” each lease must be respected as a true lease for U.S. federal income tax purposes and must not be treated as a service contract, joint venture, or some other type of arrangement. We believe that each such lease is a true lease for U.S. federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the IRS will not successfully assert a contrary position. If any lease is not respected as a true lease, part or all of the payments that we receive as rent from our taxable REIT subsidiary with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we may not be able to satisfy either the 75% or 95% gross income test and, as a result, could fail to qualify as a REIT.
Also, our taxable REIT subsidiaries may not operate or manage a health care property or provide rights to any brand name under which any health care property is operated. However, rents we receive from a lease of a health care property to our taxable REIT subsidiary will constitute “rents from real property” if the following conditions are satisfied:
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First, the health care property must be a “qualified health care property.” A qualified health care property is any real property (including interests therein), and any personal property incident to such real property, which is (or is necessary or incidental to the use of) a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in Medicare with respect to such facility; and

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Second, the health care property must be managed by an “eligible independent contractor.” An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified health care properties for any person not related to us or any of our taxable REIT subsidiaries. For this purpose, an independent contractor means any person (i) that does not own (taking into account relevant attribution rules) more than 35% of our capital stock, and (ii) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of our capital stock owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest.

We believe each health care property that we lease to our taxable REIT subsidiaries is a qualified health care property, and each health care property manager engaged by our taxable REIT subsidiaries to manage each health care property is an eligible independent contractor. Furthermore, while we will monitor the activities of the eligible independent contractors to maximize the value of our health care property investments, neither we nor our taxable REIT subsidiary lessees will directly or indirectly operate or manage our health care properties. Thus, we believe that the rents we derive from our taxable REIT subsidiaries with respect to the leases of our health care properties will qualify as “rents from real property.”

We generally do not intend, and, as the managing member of the operating company, we do not intend to permit the operating company, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking spaces will meet these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
From time to time we may invest in additional entities or properties located outside the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest will also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “— Failure to Qualify” below. As discussed above in “— General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income.   Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by the operating company, either directly or through its subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the managing member of the operating company, we intend to cause the operating company to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit the operating company or its subsidiary partnerships, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by the operating company or its subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax.   Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe harbor provisions referenced above.
Currently, certain of our taxable REIT subsidiaries provide services to certain of our tenants and may pay us rent and, from time to time, we may enter into additional leases or arrangements with our taxable REIT subsidiaries to provide services to our tenants. We believe we have set, and we intend to set in the future, any fees paid to our taxable REIT subsidiaries for such services, and any rent payable to us by our taxable REIT subsidiaries, at arm’s length rates, although the amounts paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests.   At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We and the operating company own interests in companies that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
In addition, we may own or acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the “Revenue Procedure”) provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we own or acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through any partnership or qualified REIT subsidiary) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to, or the redemption of other partners’ or members’ interests in, a partnership in which we have an ownership interest. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in the operating company’s overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— General.”
Except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a publicly offered REIT. However, Subsidiary REITs we may own from time to time may not be publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the operating agreement of the operating company authorizes us, as the managing member of the operating company, to take such steps as may be necessary to cause the operating company to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our U.S. federal corporate income tax obligation.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges.   We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions.   From time to time, we or the operating company may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “— General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “— Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Foreclosure Property.   The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to regular U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “— Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.
Foreclosure property treatment (other than for qualified health care property) is available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. Foreclosure property treatment for qualified health care property is available for an initial period of two years and may, in certain circumstances, be extended for an additional four years. However, foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent).
Failure to Qualify.   If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of the Operating Company, the Subsidiary Partnerships and the Limited Liability Companies
General.   All of our investments are held indirectly through the operating company. In addition, the operating company holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that we believe are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships based on our capital interests in each such entity. See “— Taxation of Our Company — Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.
Entity Classification.   Our interests in the operating company and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that the operating company or any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Taxation of Our Company — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of the operating company or a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event.

If so, we might incur a tax liability without any related cash payment. We believe that the operating company and each of the subsidiary partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss of the operating company and any subsidiaries that are treated as partnerships for U.S. federal income tax purposes are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Some of the partnerships in which we own an interest were formed by way of contributions of appreciated property. In addition, our operating company may, from time to time, acquire interests in property in exchange for interests in our operating company. The relevant partnership and/or limited liability company agreements of our operating partnership and our subsidiary partnerships require that allocations be made in a manner consistent with Section 704(c) of the Code. Section 704(c) of the Code provides partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method we have agreed to or choose in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of our operating partnership or subsidiary partnerships could cause us to be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value. Such allocations might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a REIT” and “— Annual Distribution Requirements.”
Any property acquired by a subsidiary partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules.   Under current tax law, and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including the operating company, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our capital stock.

Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and the Operating Company’s Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of purchasing, owning and disposing of our capital stock or the operating company’s debt securities. This discussion is limited to holders who hold our capital stock or the operating company’s debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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persons holding our capital stock or the operating company’s debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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REITs or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or the operating company’s debt securities being taken into account in an applicable financial statement;

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persons deemed to sell our capital stock or the operating company’s debt securities under the constructive sale provisions of the Code; and

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persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR THE OPERATING COMPANY’S DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or the operating company’s debt securities that, for U.S. federal income tax purposes, is or is treated as:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or the operating company’s debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or the operating company’s debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or the operating company’s debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. holders that receive taxable stock distributions, including distributions partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the capital stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives capital stock pursuant to such distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends.   Dividends that we properly designate as capital gain dividends will generally be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
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include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock.   Except as described below under “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “— Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
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is “substantially disproportionate” with respect to the U.S. holder,

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results in a “complete redemption” of the U.S. holder’s stock interest in us, or

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is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “— Dispositions of Our Capital Stock.”
Tax Rates.   The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A

REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the purchase, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally.   Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)
the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

(1)
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as a U.S. holder would be with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock.   Except as described below under “— Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. Proposed Treasury Regulations, if finalized, would provide additional guidance for determining whether a REIT is a domestically controlled qualified investment entity and clarify, among other things, that ownership by non-U.S. persons (other than persons treated as United States persons as described in the preceding sentence) will be determined by looking through pass-through entities and certain U.S. corporations. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by certain “qualified foreign pension funds” or entities all of the interests of which are held by such “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as recognizing gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Non-U.S. Holders of Our Capital Stock — Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sale of Our Capital Stock.”
Taxation of Holders of the Operating Company’s Debt Securities
The following summary describes the material U.S. federal income tax consequences of purchasing, owning and disposing of debt securities issued by the operating company. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
Tax Consequences Applicable to U.S. Holders
Payments of Interest.   Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Tax Consequences Applicable to Non-U.S. Holders
Payments of Interest.   Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•
the non-U.S. holder does not, actually or constructively, own 10% or more of the operating company’s capital or profits;

•
the non-U.S. holder is not a controlled foreign corporation related to the operating company through actual or constructive stock ownership; and

•
either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.
If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Taxation of Holders of The Operating Company’s Debt Securities — Tax Consequences Applicable to Non-U.S. Holders — Payments of Interest”) unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the

non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders.   A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or the operating company’s debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders.   Payments of dividends on our capital stock or interest on the operating company’s debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on the operating company’s debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or the operating company’s debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on the operating company’s debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or the operating company’s debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on the operating company’s debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or the operating company’s debt securities.
Other Tax Consequences State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or the operating company’s debt securities.

PLAN OF DISTRIBUTION
We, or the selling securityholders, may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•
directly to one or more purchasers;

•
through agents;

•
to or through underwriters, brokers or dealers; or

•
through a combination of any of these methods.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•
the method of distribution including the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers, agents or remarketing firms and describe their commissions, fees or discounts in the applicable prospectus supplement or free writing prospectus, as the case may be.
Underwriters, Agents and Remarketing Firms
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

The underwriters in any particular offering will be stated in the applicable prospectus supplement or free writing prospectus, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or free writing prospectus, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Dealers may then resell such securities to the public either at varying prices to be determined by the dealers or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or free writing prospectus, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. These transactions include commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed for trading on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of preferred stock, depositary shares, debt securities or warrants offered by this prospectus on any securities exchange; any such listing with respect to any particular preferred stock, depositary shares, debt securities or warrants will be described in an applicable prospectus supplement or free writing prospectus, as the case may be.
In connection with any offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with an offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, securities in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may cause the price of securities to be higher than it would be in the absence of the transactions. The underwriters are not required to engage in these activities and, if they commence these transactions, may discontinue any of these activities at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California, and, with respect to certain matters of Maryland law, Ballard Spahr LLP, Baltimore, Maryland. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under “United States Federal Income Tax Considerations.” Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Healthpeak Properties, Inc. incorporated by reference in this prospectus, and the effectiveness of Healthpeak Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
The consolidated financial statements and schedules of Physicians Realty Trust included in Healthpeak Properties, Inc.’s Current Report on Form 8-K filed on February 7, 2024, and incorporated by reference in this prospectus, and the effectiveness of Physicians Realty Trust’s internal control over financial reporting, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

52,556 Shares
Healthpeak Properties, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

February 12, 2024